UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Caterpillar Inc.

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2018 Proxy Statement

June 13, 2018, 8 a.m. local time
at Pearl Stable

San Antonio, TX

Caterpillar’s reputation is one of our greatest assets. We all share the responsibility to protect it – every day. We have earned our solid reputation by developing, building and delivering great products and services, and by acting according to the highest ethical standards.

Integrity The Power of Honesty
Integrity is the foundation of all we do. It is a constant. Those with whom we work, live and serve can rely on us.

Excellence The Power of Quality
We set and achieve ambitious goals. The quality of our products and services reflects the power and heritage of Caterpillar.

Teamwork The Power of Working Together
We help each other succeed. We are a team, sharing our unique talents to help those with whom we work, live and serve.

Commitment The Power of Responsibility
We embrace our responsibilities. Individually and collectively, we make meaningful commitments — first to each other, and then to those with whom we work, live and serve.

Sustainability The Power of Endurance
We are committed to building a better world. Sustainability is part of who we are and what we do every single day.

We are sending you these proxy materials in connection with Caterpillar’s solicitation of proxies, on behalf of its Board of Directors, for the 2018 Annual Meeting of Shareholders (Annual Meeting). Distribution of these materials is scheduled to begin on May 2, 2018. Please submit your vote or proxy by telephone, mobile device, internet, or, if you received your materials by mail, you can also complete and return your proxy or voting instruction form by mail.

D. James Umpleby, III Chief Executive Officer Director	DEAR FELLOW SHAREHOLDERS,

On behalf of the board of directors and our entire company, thank you for your continued confidence and investment in Caterpillar. This annual proxy filing provides the opportunity to share our accomplishments over the last year with you.

It is my honor to serve as Caterpillar’s chief executive officer and a member of our board. During 2017, our Caterpillar team developed and began implementing a new enterprise strategy. With Our Values in Action as its foundation, the goal of the strategy is to achieve long-term profitable growth while also fulfilling our company purpose—to provide the solutions our customers use to build a better world.

Through this new strategy, we intend to deliver shareholder value by investing in our strengths, and providing greater value for our customers, helping to ensure they are more successful using our products and services than they are using our competitors’. Our employees are key to our customers’ success, and our new strategy will further empower our global team and promote a positive and inclusive environment.

As part of the strategy, we are managing our business with the Operating & Execution Model, our decision making methodology, to intentionally direct resources to those areas that represent the greatest opportunity for investment return. We continue to develop a more competitive and flexible cost structure while also investing in expanded product offerings and services. Due to the hard work of our Caterpillar team, our Company is stronger today.

Caterpillar’s success requires strong governance practices that are championed by our board of directors. We routinely assess the board’s composition and qualifications to ensure we have the diverse mix of skills, experience and expertise necessary to provide oversight and counsel to management on wide-ranging matters, such as our corporate strategy, business and organizational initiatives, capital allocation priorities, risk management, and governmental and regulatory affairs. To that end, former U.S. Senator Kelly Ayotte joined the board in August 2017. Senator Ayotte’s significant government experience is valuable for the company as it addresses a broad range of business issues.

To ensure we understand and consider issues that matter most to our shareholders, Caterpillar conducts extensive shareholder outreach. This outreach includes investor conferences, one-on-one meetings with both shareholder governance and investment teams, earnings calls and routine phone calls. Our relationship with shareholders has been, and will continue to be, of the utmost importance.

We encourage you to review this proxy statement to learn more about your board, Caterpillar’s governance practices, compensation programs and the proposals on this year’s proxy ballot. We hope you will participate in the annual meeting either by attending and voting in person or by voting through one of the alternative methods described in the proxy statement.

Thank you again for the honor and opportunity to serve our shareholders.

Sincerely,

D. James Umpleby, III
Chief Executive Officer
Director

PROXY SUMMARY

This summary does not contain all of the information you should consider when casting your vote. You should read the complete proxy statement before voting.

ANNUAL MEETING OF SHAREHOLDERS

Time & Date:	8:00 a.m. - June 13, 2018
Place:	Pearl Stable, 307 Pearl Pkwy, San Antonio, TX 78215
Record Date:	The close of business on April 16, 2018
Admission:	Please follow the instructions contained in the Admission Procedure on page 64

SHAREHOLDER VOTING MATTERS

PROPOSAL		BOARD’S VOTING RECOMMENDATION	PAGE REFERENCE
1	Election of 12 Directors Named in This Proxy Statement	FOR each Nominee	6
2	Ratification of our Independent Registered Public Accounting Firm	FOR	22
3	Advisory Vote to Approve Executive Compensation	FOR	24
4	Shareholder Proposal – Decrease Percent of Ownership Required to Call Special Shareholder Meeting	AGAINST	52
5	Shareholder Proposal – Amend the Company’s Compensation Clawback Policy	AGAINST	54
6	Shareholder Proposal – Require Human Rights Qualifications for Director Nominees	AGAINST	56

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OUR DIRECTOR NOMINEES

NOMINEE AND PRINCIPAL OCCUPATION			DIRECTOR SINCE		CATERPILLAR COMMITTEES
	INDEPENDENT	AGE		OTHER PUBLIC COMPANY BOARDS	AC	CC	PPGC
Kelly A. Ayotte Former U.S. Senator representing New Hampshire	Yes	49	2017	News Corporation
David L. Calhoun Independent Chairman Senior Managing Director of The Blackstone Group L.P.	Yes	60	2011	Nielsen Holdings plc The Boeing Company Gates Industrial Corporation plc
Daniel M. Dickinson Managing Partner of HCI Equity Partners	Yes	56	2006	None
Juan Gallardo Former CEO of Organización Cultiba, S.A.B. de C.V.	Yes	70	1998	Grupo Aeroportuario del Pacifico, S.A.B. de C.V. Grupo Financiero Santander Mexico, S.A.B. de C.V. Organización Cultiba, S.A.B. de C.V.
Dennis A. Muilenburg Chairman, President and CEO of The Boeing Company	Yes	54	2011	The Boeing Company
William A. Osborn Former Chairman and CEO of Northern Trust Corporation and The Northern Trust Company	Yes	70	2000	Abbott Laboratories General Dynamics Corporation
Debra L. Reed Chairman and CEO of Sempra Energy	Yes	61	2015	Halliburton Company Sempra Energy
Edward B. Rust, Jr. Former Chairman and CEO of State Farm Mutual Automobile Insurance Company	Yes	67	2003	Helmerich & Payne, Inc. S&P Global Inc.
Susan C. Schwab Professor at the University of Maryland School of Public Policy and a Strategic Advisor for Mayer Brown LLP; former United States Trade Representative	Yes	63	2009	FedEx Corporation Marriott International, Inc. The Boeing Company
D. James Umpleby, III CEO of Caterpillar Inc.	No	60	2017	Chevron Corporation
Miles D. White Chairman and CEO of Abbott Laboratories	Yes	63	2011	Abbott Laboratories McDonald’s Corporation
Rayford Wilkins, Jr. Former CEO of Diversified Businesses at AT&T Inc.	Yes	66	2017	Morgan Stanley Valero Energy Corporation
AC: Audit Committee CHRC: Compensation and Human Resources Committee PPGC: Public Policy and Governance Committee
Chair
Member

2018 Proxy Statement	| 3

GOVERNANCE HIGHLIGHTS

Our commitment to good corporate governance stems from our belief that a strong governance framework creates long-term value for our shareholders, strengthens Board and management accountability and builds trust in the Company and its brand. Our governance framework includes, but not limited to, the following highlights:

BOARD AND GOVERNANCE INFORMATION		BOARD AND GOVERNANCE INFORMATION
Size of Board	12	Average Director Tenure	8 years
Number of Independent Directors	11	Supermajority Voting Threshold for Mergers	No
Average Age of Directors	62	Proxy Access	Yes
Board Meetings Held in 2017	8	Shareholder Action by Written Consent	No
Annual Election of Directors	Yes	Shareholder Called Special Meetings	Yes
Mandatory Retirement Age	72	Poison Pill	No
Gender and Diversity	42%	Code of Conduct for Directors, Officers and Employees	Yes
Majority Voting in Director Elections	Yes	Stock Ownership Guidelines for Directors and Executive Officers	Yes
Separate Chairman and CEO	Yes	Anti-Hedging and Pledging Policies	Yes
Independent Chair	Yes	Compensation Recoupment Policy	Yes

2017 PERFORMANCE HIGHLIGHTS

DIVIDEND PAYMENTS	SALES AND REVENUES	STRONG BALANCE SHEET

$1.8 billion Caterpillar has paid a higher dividend per share to its shareholders for 24 consecutive years, and since 2007, the Company’s cash dividend per share has more than doubled.	$45.5 billion Sales and Revenues in 2017 were $45.5 billion, up 18% from 2016 with increases in all regions and many key end markets.	$8.3 billion Caterpillar continued to strengthen its financial position, ending 2017 with a cash balance of $8.3 billion and Machinery, Energy & Transportation operating cash flow was $5.5 billion.

4 |	2018 Proxy Statement

510 Lake Cook Road, Suite 100
Deerfield, IL 60015
Phone (224) 551-4160
www.caterpillar.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	June 13, 2018
Time:	8:00 a.m.
Place:	307 Pearl Pkwy San Antonio, TX 78215
Record Date:	April 16, 2018
MEETING AGENDA:
●	Elect 12 director nominees named in this Proxy Statement
●	Ratify our independent registered public accounting firm for 2018
●	Approve, by non-binding vote, executive compensation
●	Vote on shareholder proposals
●	Any other business that properly comes before the meeting

PLEASE VOTE YOUR SHARES

We encourage shareholders to vote promptly, as this will save the expense of additional proxy solicitation. You may vote in the following ways:
	By Internet	By Mobile Device	By Telephone	By Mail
	vote online at www.caterpillar.com/ proxymaterials	scan this QR code to vote with your mobile device	call the number included on your proxy card or notice	mail your signed proxy or voting instruction form

By Order of the Board of Directors

Suzette M. Long
General Counsel and Corporate Secretary
May 2, 2018
Important Notice Regarding the Availability of Proxy Materials

This Notice of Annual Meeting and Proxy Statement and the 2017 Annual Report on Form 10-K are available at www.eproxyaccess.com/cat2018.

2018 Proxy Statement	| 5

PROPOSAL 1 – ELECTION OF DIRECTORS

PROPOSAL SNAPSHOT
●What am I voting on?
Shareholders are being asked to elect 12 director nominees named in this Proxy Statement for a one-year term.
Board Voting Recommendation: FOR the election of each of the Board’s director nominees.

OVERVIEW OF OUR BOARD

GENDER AND DIVERSITY	DIRECTOR AGE	DIRECTOR TENURE

* Diversity is defined as the representation of gender, ethnic, geographic, cultural and other perspectives.

BOARD ATTENDANCE

Board	8	2	8	8	6	8	8	7	8	8	8	8	5	97% Attendance for incumbent directors for 2017
Audit	11			11		10	11						7
Compensation & Human Resources	7		7					7				7
Public Policy & Governance	7	2			6				7	7

*	Senator Ayotte joined the board in August 2017 and Mr. Wilkins joined the board in April 2017.

The Board’s policy is to encourage and expect that all directors attend the Annual Shareholder Meeting. All directors attended the 2017 shareholder meeting, except Juan Gallardo and Jon Huntsman due to unavoidable conflicts. The independent directors generally meet in executive session as part of each regularly scheduled Board meeting. Ed Rust, who was Caterpillar’s Presiding Director through March 31, 2017, and David Calhoun, who became the Non-Executive Chairman of the Board on March 31, 2017, presided over the executive sessions in 2017.

6 |	2018 Proxy Statement

BOARD EVOLUTION SINCE 2011

✓	Seven new directors elected
✓	Full rotation of Board committee chairs
✓	Independent Chairman elected
✓	Reallocation of committee responsibilities
✓	Expanded qualifications and diversity represented on Board

DIVERSITY OF SKILLS AND EXPERTISE

Our Board nominees offer a diverse range of skills and experience in relevant areas.

Summary of Individual Director Skills, Core Competencies and Attributes

Caterpillar Board Tenure (Years)	1	7	12	20	7	18	3	15	9	1	7	1	8 years Average Tenure
Board of Directors Experience (other Boards)	●	●	●	●	●	●	●	●	●	●	●	●	100%
Audit Committee Financial Expert			●		●	●						●	100% of Audit Committee Members
CEO		●		●	●	●	●	●	●	●	●	●	83%
Business Development and Strategy		●	●	●	●	●	●	●	●	●	●	●	92%
Government/ Regulatory Affairs	●	●		●	●	●	●	●	●		●	●	83%
Customer and Product Support Services		●	●	●	●	●	●	●		●	●	●	83%
Finance & Accounting		●	●	●	●	●	●	●		●	●	●	83%
Risk Management		●			●	●	●	●	●	●		●	67%
Technology	●	●			●	●	●	●		●	●	●	75%
Global Experience		●	●	●	●	●	●		●	●	●	●	83%
Manufacturing/Logistics		●	●	●	●					●	●		50%
Gender and Diversity	●			●			●		●			●	42%
Age	49	60	56	70	54	70	61	67	63	60	63	66	62 years Average Age

*	Senator Ayotte joined the board in August 2017, and Mr. Wilkins joined the board in April 2017.

2018 Proxy Statement	| 7

DIRECTOR CONTINUOUS EDUCATION AND DEVELOPMENT

The company places a high importance on the continuous development of its Board. Board members receive on-going opportunities to obtain education through participating in meetings, subscribing to relevant publications and attending activities and professional development training offered by associations such as the National Association of Corporate Directors and Lead Director Network. These opportunities allow directors to be well informed and to expand their knowledge of trends and issues relevant to their role as a director. Directors are also given development opportunities through meeting directly with company dealers and customers and attending company trade shows such as CONEXPO.

BOARD’S ROLE IN RISK OVERSIGHT

The Board has oversight for risk management with a focus on the most significant risks facing the Company, including strategic, operational, financial and legal compliance risks. The Board’s risk oversight process builds upon management’s risk assessment and mitigation processes, which include an enterprise risk management program, regular internal management disclosure and compliance committee meetings, code of business conduct, quality standards and processes, an ethics and compliance program and comprehensive internal audit processes. The Board’s risk oversight role also includes the selection and oversight of the independent auditors. The Board implements its risk oversight function both as a full Board and through delegation to Board committees, which meet regularly and report back to the full Board. The Board has delegated the oversight of specific risks to Board committees that align with their functional responsibilities.

The Audit Committee evaluates and monitors risks related to the Company’s financial reporting requirements, including the Company’s internal audit function and the independent auditor. The Audit Committee also assesses other risks faced by the Company including cybersecurity and information technology risks and the controls implemented to monitor and mitigate these risks, and the Chief Information Officer attends all bimonthly Audit Committee meetings. The Compensation and Human Resources Committee monitors and assess risks associated with the Company’s employment and compensation policies and practices. The Public Policy and Governance Committee oversees various governance matters and risks related to public policy matters affecting the Company.

DIRECTOR NOMINATIONS AND EVALUATIONS

PROCESS FOR NOMINATING AND EVALUATING DIRECTORS

The Public Policy and Governance Committee (PPGC) solicits and receives recommendations for potential director candidates from shareholders, management, directors and other sources. In its assessment of each potential candidate, the PPGC considers each candidate’s professional experience, integrity, honesty, judgment, independence, accountability, willingness to express independent thought, understanding of the Company’s business and other factors that the PPGC determines are pertinent in light of the current needs of the Board. Candidates must have successful leadership experience and stature in their primary fields, with a background that demonstrates an understanding of business affairs as well as the complexities of a large, publicly-held company. In addition, candidates must have demonstrated

8 |	2018 Proxy Statement

an ability to think strategically and make decisions with a forward-looking focus and the ability to assimilate relevant information on a broad range of complex topics. Moreover, candidates must have the ability to devote the time necessary to meet a director’s responsibilities and serve on no more than four public company boards in addition to Caterpillar’s Board.

DIRECTOR RECRUITMENT PROCESS

Candidate Recommendations	PPGC	Board of Directors	Shareholders
from Shareholders, Management, Directors & Other Sources	Discusses Reviews Qualifications & Expertise Board Needs Diversity Interviews Recommends Nominees	Discusses PPGC Recommendations Analyzes Independence Selects Nominees	Vote on Nominees at Annual Meeting

The following table summarizes certain key characteristics of the Company’s businesses and the associated qualifications, skills and experience that the PPGC believes should be represented on the Board.

BUSINESS CHARACTERISTICS	QUALIFICATIONS, SKILLS AND EXPERIENCE
●The Company is a global manufacturer with products sold around the world.	●Manufacturing or logistics experience ●Broad international exposure
●Technology and customer and product support services are extremely important.	●Technology experience ●Customer and product support experience
●The Company’s businesses undertake numerous transactions in many countries and in many currencies.	●Diversity of race, ethnicity, gender, cultural background or professional experience ●High level of financial literacy ●Mergers and acquisitions experience
●Demand for many of the Company’s products is tied to conditions in the global commodity, energy, construction and transportation markets.	●Experience in the evaluation of global economic conditions ●Knowledge of commodity, energy, construction or transportation markets
●The Company’s businesses are impacted by regulatory requirements and policies of various governmental entities around the world.	●Governmental and international trade expertise
●The Board’s responsibilities include understanding and overseeing the various risks facing the Company and ensuring that appropriate policies and procedures are in place to effectively manage risk.	●Risk oversight/management expertise ●Relevant executive experience ●Cybersecurity experience

The Board values diversity of talents, skills, abilities and experiences and believes that Board diversity of all types provides significant benefits to the Company. Although the Board has no specific diversity policy, the PPGC considers the diversity of the Board and potential director candidates in selecting new director candidates.

2018 Proxy Statement	| 9

NOMINATIONS FROM SHAREHOLDERS

The PPGC considers unsolicited inquiries and director nominees recommended by shareholders in the same manner as nominees from all other sources. Recommendations should be sent to the Corporate Secretary located at 510 Lake Cook Road, Suite 100, Deerfield, IL 60015. Shareholders may nominate a director candidate to serve on the Board by following the procedures described in our bylaws. Deadlines for shareholder nominations for Caterpillar’s 2019 Annual Meeting of Shareholders are included in the “Shareholder Proposals and Director Nominations for the 2019 Annual Meeting” section on page 60.

The number of persons comprising the Caterpillar Board of Directors is currently established as 12. If any of the Board’s nominees should become unavailable to serve as a Director prior to the Annual Meeting, the size of the Board and number of Board nominees will be reduced accordingly.

The Board has nominated the following individuals to stand for election for a one-year term expiring at the annual meeting of shareholders in 2019.

DIRECTOR CANDIDATE BIOGRAPHIES AND QUALIFICATIONS

Directors have been in their current positions for the past five years unless otherwise noted. Information is as of April 1, 2018.

KELLY A. AYOTTE Former U.S. Senator representing New Hampshire	Other current directorships (1)	Age 49
●News Corporation
	Other directorships within the last five years	Director Since 2017
●none
	Caterpillar Board Committee	Independent
●Public Policy and Governance
Key Qualifications and Skills:

The Board believes that Kelly Ayotte provides the Company with in depth knowledge in the areas of public policy, government and law from her experience as U.S. Senator, Attorney General, Deputy Attorney General, and Chief of the Homicide Prosecution Unit for New Hampshire. She offers valuable insights for the company on important public policy issues from her service on the Senate Commerce, Science and Transportation Committee and financial experience from her service on the Senate Budget Committee. Senator Ayotte currently serves on three nonprofit boards that focus on human rights and other global issues. Senator Ayotte was brought to the attention of the Board through her public service.

DAVID L. CALHOUN Senior Managing Director and Head of Private Equity Portfolio Operations of The Blackstone Group L.P. (private equity firm)	Other current directorships (3)	Age 60
●Nielsen Holdings plc ●The Boeing Company ●Gates Industrial Corporation plc
	Other directorships within the last five years	Director Since 2011
●None
	Caterpillar Board Committee	Independent Chairman of the Board
●Compensation
Key Qualifications and Skills:

Mr. Calhoun was previously Executive Chair of Nielsen Holdings N.V. (marketing and media information) (2014-2015). Prior to his position at Blackstone, Mr. Calhoun served as Chairman of the Executive Board and Chief Executive Officer of The Nielsen Company B.V. (2006-2013).

The Board believes Mr. Calhoun provides valuable insight and perspective into general strategic and business matters, stemming from his extensive executive and management experience with Blackstone, Nielsen and his previous role at General Electric. Mr. Calhoun also has significant manufacturing and advanced technology industry expertise as evidenced by his leadership of GE’s aircraft engines and transportation businesses.

10 |	2018 Proxy Statement

DANIEL M. DICKINSON Managing Partner of HCI Equity Partners (private equity firm)	Other current directorships (0)	Age 56
●None
	Other directorships within the last five years	Director Since 2006
●MISTRAS Group, Inc.
	Caterpillar Board Committee	Independent
●Audit
Key Qualifications and Skills:

The Board believes Mr. Dickinson’s experience in mergers and acquisitions, private equity business and his role as an investment banker provides important insights for evaluating investment opportunities. His significant financial experience, both in the United States and internationally, contributes to the Board’s understanding and ability to analyze complex issues. His experience as a former director of a large, publicly-traded multinational corporation enables him to provide meaningful input and guidance to the Board and the Company.

JUAN GALLARDO Former CEO of Organización Cultiba, S.A.B. de C.V. (beverage industry)	Other current directorships (3)	Age 70
●Grupo Aeroportuario del Pacifico, S.A.B. de C.V. ●Grupo Financiero Santander Mexico, S.A.B. de C.V. ●Organización Cultiba, S.A.B. de C.V.
	Other directorships within the last five years	Director Since 1998
●LafargeHolcim Ltd.
	Caterpillar Board Committee	Independent
●Public Policy and Governance
Key Qualifications and Skills:

Mr. Gallardo retired as the CEO of Organización Cultiba, S.A.B. de C.V. in 2016. Mr. Gallardo resides in Mexico, where Caterpillar has a presence. The Board believes Mr. Gallardo’s international business experience, particularly in Latin America and South America, is important for the Company’s understanding of these markets. His extensive background in trade-related issues also contributes to the Board’s expertise. In addition, his experience as a chief executive officer and director of other large, publicly traded multinational corporations enables him to provide meaningful input and guidance to the Board and the Company.

DENNIS A. MUILENBURG Chairman, President and CEO of The Boeing Company (aircraft and defense)	Other current directorships (1)	Age 54
●The Boeing Company
	Other directorships within the last five years	Director Since 2011
●None
	Caterpillar Board Committee	Independent
●Audit
Key Qualifications and Skills:

Prior to his current position, Mr. Muilenburg was Vice Chairman, President and Chief Operating Officer of The Boeing Company (2013-2015). Prior to that, he was Executive Vice President of The Boeing Company and President and Chief Executive Officer of Boeing Defense, Space & Security (2009-2013).

The Board believes Mr. Muilenburg provides valuable insight to the Board on strategic and business matters, stemming from his experience with large-scale product development programs and his worldwide supply chain and manufacturing expertise.

2018 Proxy Statement	| 11

WILLIAM A. OSBORN Former Chairman and CEO of Northern Trust Corporation and The Northern Trust Company (financial services)	Other current directorships (2)	Age 70
●Abbott Laboratories ●General Dynamics Corporation
	Other directorships within the last five years	Director Since 2000
●None
	Caterpillar Board Committee	Independent
●Audit, Chair
Key Qualifications and Skills:

The Board believes Mr. Osborn’s financial expertise and experience is valuable to the Board. In addition, his experience as a chief executive officer and director of other large, publicly traded corporations enables him to provide meaningful input and guidance to the Board and the Company.

DEBRA L. REED Chairman of the Board and CEO of Sempra Energy (energy infrastructure and utilities)	Other current directorships (2)	Age 61
●Halliburton Company ●Sempra Energy
	Other directorships within the last five years	Director Since 2015
●None
	Caterpillar Board Committee	Independent
●Compensation
Key Qualifications and Skills:

The power, oil and gas industries are key end-user markets for Caterpillar products. The Board believes Ms. Reed’s background provides valuable insights into trends in these industries. In addition, her experience as a chief executive officer and director of other large, publicly traded corporations enables her to provide meaningful input and guidance to the Board and the Company.

EDWARD B. RUST, JR. Former Chairman and CEO of State Farm Mutual Automobile Insurance Company (insurance)	Other current directorships (2)	Age 67
●Helmerich & Payne, Inc. ●S&P Global Inc.
	Other directorships within the last five years	Director Since 2003
●None
	Caterpillar Board Committee	Independent
●Public Policy and Governance, Chair
Key Qualifications and Skills:

Mr. Rust retired as Chairman in 2016 and as Chief Executive Officer in 2015 of State Farm Mutual Automobile Insurance Company.

The Board believes Mr. Rust’s financial and business experience is valuable to the Board. His role as a past Chairman of the U.S. Chamber of Commerce, chief executive officer of a major national corporation and experience as a director of other large, publicly traded multinational corporations enables him to provide meaningful input and guidance to the Board and the Company. In addition, his extensive involvement in education improvement complements the Company’s culture of social responsibility.

12 |	2018 Proxy Statement

SUSAN C. SCHWAB Professor at the University of Maryland School of Public Policy and Strategic Advisor for Mayer Brown LLP (global law firm)	Other current directorships (3)	Age 63
●FedEx Corporation ●Marriott International, Inc. ●The Boeing Company
	Other directorships within the last five years	Director Since 2009
●None
	Caterpillar Board Committee	Independent
●Public Policy and Governance
Key Qualifications and Skills:

Prior to her current positions, former Ambassador Schwab held various positions including United States Trade Representative (member of the President’s Cabinet) and Deputy United States Trade Representative.

The Board believes former Ambassador Schwab brings extensive knowledge, insight and experience on international trade issues to the Board. Her educational experience and role as the U.S. Trade Representative provide important insights for the Company’s global business model and long-standing support of open trade. In addition, her experience as a director of other large, publicly traded multinational corporations enables her to provide meaningful input and guidance to the Board and the Company.

D. JAMES UMPLEBY, III CEO of Caterpillar Inc.	Other current directorships (1)	Age 60
●Chevron Corporation
	Other directorships within the last five years	Director Since January 2017
●None
	Caterpillar Board Committee	Management
●None
Key Qualifications and Skills:

Prior to his current position, Mr. Umpleby served as a Group President of Caterpillar Inc. (2013 to 2016), and as a Vice President of Caterpillar Inc. (2010 to 2013).

The Board believes Mr. Umpleby’s extensive experience and knowledge of the Company, gained in a wide range of Caterpillar leadership positions in engineering, manufacturing, marketing, sales and services, enables him to provide meaningful input and guidance to the Board and the Company.

MILES D. WHITE Chairman and CEO of Abbott Laboratories (pharmaceuticals and biotechnology)	Other current directorships (2)	Age 63
●Abbott Laboratories ●McDonald’s Corporation
	Other directorships within the last five years	Director Since 2011
●None
	Caterpillar Board Committee	Independent
●Compensation, Chair
Key Qualifications and Skills:

The Board believes Mr. White’s experience as the chief executive officer of a large, complex multinational company provides important insight to the Board. His skills include knowledge of cross-border operations, strategy and business development, risk assessment, finance, leadership development and succession planning, and corporate governance matters. In addition to his role as an executive officer, his experience as a director of other large, publicly traded multinational corporations enables him to provide meaningful input and guidance to the Board and the Company.

2018 Proxy Statement	| 13

RAYFORD WILKINS, JR. Former Chief Executive Officer of Diversified Businesses at AT&T Inc. (telecommunications)	Other current directorships (2)	Age 66
●Morgan Stanley ●Valero Energy Corporation
	Other directorships within the last five years	Director Since 2017
●América Móvil, S.A.B. de C.V.
	Caterpillar Board Committee	Independent
●Audit
Key Qualifications and Skills:

The Board believes Mr. Wilkins’ expertise and oversight experience in the information technology arena is valuable to the Board. In addition, his experience as an executive officer and director of other large, publicly-traded corporations enables him to provide meaningful input and guidance to the Board and the Company.

DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation for our non-employee directors during the year ended December 31, 2017. Messrs. Oberhelman and Umpleby, who served as chief executive officers during 2017, did not receive separate compensation for their service on the board of directors.

Compensation for non-employee directors for 2017 was comprised of the following components:

Cash Retainer	$150,000
Restricted Stock Units (1 Year Vesting) for Chairman	$375,000
Restricted Stock Units (1 Year Vesting) for Members	$125,000
Stipends:
Audit Committee Chairman	$25,000
Compensation and Human Resources Committee Chairman	$20,000
Public Policy Committee Chairman	$15,000

Directors are required to own Caterpillar common stock equal to five times their annual cash retainer. Directors have a five-year period from the date of their election or appointment to meet the target ownership guidelines. Directors may defer 50 percent or more of their annual cash retainer and stipend into an interest-bearing account or an account representing phantom shares of Caterpillar stock. Directors that joined the Board prior to April 1, 2008 also are able to participate in a Charitable Award Program, under which a donation of up to $500,000 will be made by the Company in the director’s name to charitable organizations selected by the director and a donation of up to $500,000 also will be made by the Company in the director’s name to the Caterpillar Foundation. Directors derive no financial benefit from the program.

DIRECTOR COMPENSATION FOR 2017
DIRECTOR	FEES EARNED OR PAID IN CASH	RESTRICTED STOCK UNITS[1]	ALL OTHER COMPENSATION[2]	TOTAL
Kelly A. Ayotte	$62,500	$52,079	$—	$114,579
David L. Calhoun	$150,000	$374,987	$—	$524,987
Daniel M. Dickinson	$150,000	$125,028	$32,456	$307,484
Juan Gallardo	$150,000	$125,028	$14,708	$289,736
Jesse J. Greene, Jr.	$150,000	$125,028	$5,500	$280,528
Jon M. Huntsman, Jr.	$112,500	$125,028	$—	$237,528
Dennis A. Muilenburg	$150,000	$125,028	$—	$275,028
William A. Osborn	$173,750	$125,028	$14,708	$313,486
Debra L. Reed	$150,000	$125,028	$—	$275,028
Edward B. Rust, Jr.	$167,500	$125,028	$22,032	$314,560
Susan C. Schwab	$150,000	$125,028	$9,600	$284,628
Miles D. White	$170,000	$125,028	$—	$295,028
Rayford Wilkins, Jr.	$112,500	$93,705	$—	$206,205

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1 As of December 29, 2017, the number of vested and non-vested options (NQs), RSUs and Phantom Shares held by these serving as non-employee directors during 2017 was: Ms. Ayotte: 677 (which consists of 458 RSUs and 219 Phantom Shares); Mr. Calhoun: 16,049 (which consists of 3,920 RSUs and 12,129 Phantom Shares); Mr. Dickinson: 27,732 (which consists of 1,307 RSUs and 26,425 Phantom Shares); Mr. Gallardo: 30,327 (which consists of 1,307 RSUs and 29,020 Phantom Shares); Mr. Greene: 1,307 RSUs; Mr. Huntsman: 1,307 RSUs; Mr. Muilenburg: 1,307 RSUs; Mr. Osborn: 1,702 (which consists of 1,307 RSUs and 395 Phantom Shares); Ms. Reed: 5,931 (which consists of 1,307 RSUs and 4,624 Phantom Shares); Mr. Rust: 36,097 (which consists of 1,307 RSUs and 34,790 Phantom Shares); Ms. Schwab: 12,299 (which consists of 1,307 RSUs and 10,992 Phantom Shares); Mr. White: 9,092 (which consists of 1,307 RSUs and 7,785 Phantom Shares); and Mr. Wilkins: 943 RSUs. Ms. Ayotte deferred 50 percent while Mr. Calhoun, Mr. Dickinson, Mr. Gallardo, Ms. Reed, Mr. Rust, Ms. Schwab and Mr. White deferred 100 percent of their 2017 retainer fee into phantom stock in the Directors’ Deferred Compensation Plan.

2 All Other Compensation represents amounts paid in connection with the Caterpillar Foundation’s Directors’ Charitable Award Program and the Caterpillar Political Action Committee Charitable Matching Program (CATPAC’s PACMATCH program) and administrative fees associated with the Director’s Charitable Award Program. All outside directors are eligible to participate in the Caterpillar Foundation Matching Gift Program, and eligible directors may participate in the CATPAC’s PACMATCH program annually. The Caterpillar Foundation will match contributions to eligible two-year or four year colleges or universities, arts and cultural institutions, and public policy or environmental organizations, up to a maximum of $2,000 per eligible organization per calendar year. As part of CATPAC’s PACMATCH program, Caterpillar Inc. will contribute to two charities on behalf of eligible members of the Board of Directors. The annual CATPAC’s PACMATCH contribution limit is $5,000, so the match, per person, would not exceed $5,000. The amounts listed represent the matching contributions as follows: Mr. Dickinson $2,000; Mr. Greene $5,500; Mr. Rust $11,000; and Ms. Schwab $9,600. For directors eligible to participate in the Directors’ Charitable Award Program, the amounts represented include the insurance premium and administrative fees. The premium and administrative fees are as follows: Mr. Dickinson $30,456; Mr. Gallardo $14,708; Mr. Osborn $14,708; and Mr. Rust $11,032.

BOARD ELECTION AND LEADERSHIP STRUCTURE

Directors are elected at each annual meeting to serve for a one-year term. In uncontested elections, directors are elected by a majority of the votes cast for such directorship. If an incumbent director does not receive a greater number of “for” votes than “against” votes, such director must tender his or her resignation to the Board. In contested elections, directors are elected by a plurality vote. Directors must retire at the end of the calendar year in which they reach the age of 72.

On January 1, 2017, D. James Umpleby, III, formerly Group President with responsibility for Energy & Transportation, succeeded Douglas R. Oberhelman as Chief Executive Officer and was appointed as a member of our Board of Directors. In planning for the succession of Mr. Oberhelman, the Public Policy and Governance Committee (PPGC) and the Board carefully reviewed the Board’s leadership structure and determined that it would be appropriate to separate the roles of the Chairman and Chief Executive Officer and to appoint an independent Chairman of the Board. Accordingly, on April 1, 2017, David L. Calhoun became our independent Chairman.

The Board has no fixed policy on whether or not to have an independent chairman. The Board believes this determination should be made based on the Company’s best interests in light of the circumstances at the time. The PPGC and the Board believe that this leadership structure is the most appropriate one for the Company at this time, as it allows Mr. Umpleby to focus on the day-to-day management of the business and on executing our strategic priorities, while allowing Mr. Calhoun to focus on leading the Board, providing its advice and counsel to Mr. Umpleby and facilitating the Board’s independent oversight of management.

The Board believes it is important to maintain flexibility as to the Board’s leadership structure. The Board will continue to regularly review its leadership structure and exercise its discretion in recommending an appropriate and effective framework to assure effective governance and accountability, taking into consideration the needs of the Board and the Company.

DUTIES AND RESPONSIBILITIES OF INDEPENDENT CHAIRMAN

●	Preside at all meetings of the Board.
●	Encourage and facilitate active participation of all directors.
●	Serve as a liaison between the independent directors and the Chief Executive Officer.
●	Approve Board meeting materials for distribution.
●	Approve Board meeting schedules and agendas.
●	Has the authority to call special meetings of the Board.
●	Lead the Board’s annual evaluation of the Chief Executive Officer.
●	Monitor and coordinate with management on corporate governance issues and developments.

2018 Proxy Statement	| 15

CORPORATE GOVERNANCE GUIDELINES AND CODE OF CONDUCT

Our Board has adopted Guidelines on Corporate Governance Issues (Corporate Governance Guidelines), which are available on our website at www.caterpillar.com/governance. The guidelines reflect the Board’s commitment to oversee the effectiveness of policy and decision-making both at the Board and management level, with a view to enhancing shareholder value over the long term. Caterpillar’s code of conduct is called Our Values in Action. Integrity, Excellence, Teamwork, Commitment and Sustainability are the core values identified in the code and are the foundation for Caterpillar’s corporate existence. Our Values in Action apply to all members of the Board and to management and employees worldwide. These values embody the high ethical standards that Caterpillar has upheld since its formation in 1925. Our Values in Action is available on our website at www.caterpillar.com/code.

BOARD EVALUATION PROCESS

The Board conducts an annual self-evaluation to determine whether the Board and its committees are functioning effectively. In 2017, the Chairman of the Public Policy and Governance Committee contacted each Board member to solicit their feedback. The Public Policy and Governance Committee also developed a discussion outline that was circulated to the Board members in advance of the Board’s year-end meeting. The Public Policy and Governance Chairman then led a discussion during the Board’s private session. Each of the committees of the Board followed a similar process.

BOARD COMMITTEES

The Board has three standing committees: Audit, Compensation, and Public Policy and Governance. Each committee meets regularly throughout the year, reports its actions and recommendations to the Board, receives reports from management, annually evaluates its performance and has the authority to retain outside advisors at its discretion. The current primary responsibilities of each committee are summarized below and set forth in more detail in each committee’s written charter, which can be found on Caterpillar’s website at www.caterpillar.com/governance. All committee members are independent under Company, NYSE and SEC standards applicable to Board and committee service, and the Board has determined that each member of the Audit Committee is an “audit committee financial expert” as defined under SEC rules.

AUDIT COMMITTEE

Committee Members: William A. Osborn, Chairman (pictured below) Daniel M. Dickinson Dennis A. Muilenburg Rayford Wilkins, Jr. Number of Meetings in 2017: 11	COMMITTEE ROLES AND RESPONSIBILITIES

●Selects and oversees the independent auditors

●Involved in selecting the independent auditors’ lead audit partner

●Oversees our financial reporting activities, including our financial statements, annual report and accounting standards and principles

●Reviews with management the Company’s risk assessment and risk management framework

●Approves audit and non-audit services provided by the independent auditors

●Reviews the organization, scope and effectiveness of the Company’s internal audit function, disclosures and internal controls

●Sets parameters for and monitors the Company’s hedging and derivatives practices

●Provides oversight for the Company’s ethics and compliance programs

●Monitors the Company’s litigation and tax compliance

●Oversees information technology systems and related security

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COMPENSATION AND HUMAN RESOURCES COMMITTEE

Committee Members: Miles D. White, Chairman (pictured below) David L. Calhoun Debra L. Reed Number of Meetings in 2017: 7	COMMITTEE ROLES AND RESPONSIBILITIES

●Recommends the CEO’s compensation to the Board and establishes the compensation of other executive officers.

●Establishes, oversees and administers the Company’s equity compensation and employee benefit plans.

●Reviews incentive compensation arrangements to ensure that incentive pay does not encourage unnecessary risk-taking, and reviews and discusses the relationship between risk management policies and practices, corporate strategy and executive compensation.

●Recommends to the Board the compensation of directors.

●Provides oversight of the Company’s diversity and immigration practices and employee relations.

●Furnishes an annual Committee Report on executive compensation and approves the Compensation Discussion and Analysis section in the Company’s proxy statement.

PUBLIC POLICY AND GOVERNANCE COMMITTEE

Committee Members: Edward B. Rust, Jr., Chairman (pictured below) Kelly A. Ayotte Juan Gallardo Susan C. Schwab Number of Meetings in 2017: 7	COMMITTEE ROLES AND RESPONSIBILITIES

●Makes recommendations to the Board regarding the size and composition of the Board and its committees, and the criteria to be used for the selection of candidates to serve on the Board.

●Discusses and evaluates the qualifications of potential and incumbent directors and recommends the slate of director candidates to be nominated for election at the Annual Meeting.

●Leads the Board in its annual self-evaluation process.

●Oversees the Company’s officer succession planning.

●Oversees the Company’s environmental, health and safety activities and sustainability.

●Oversees the corporate governance structure.

●Reviews/Advises on matters of domestic and international public policy affecting the Company’s business, such as trade policy and international trade negotiations and major global legislative and regulatory developments.

●Annually reviews the Company’s charitable and political contributions and policies.

●Oversees investor and community relations.

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DIRECTOR INDEPENDENCE DETERMINATIONS

The Company’s Guidelines on Corporate Governance Issues establish that no more than two non-independent directors may serve on the Board at any point in time. A director is “independent” if he or she has no direct or indirect material relationship with the Company or with senior management of the Company and their respective affiliates. Annually, the Board makes an affirmative determination regarding the independence of each director based upon the recommendation of the PPGC and in accordance with the standards in the Company’s Guidelines on Corporate Governance Issues, which are available on our website at www.caterpillar.com/governance.

Applying these standards, the Board determined that each of the director nominees met the independence standards except Mr. Umpleby, who is a current employee of the Company. In reaching this determination, the Board considered, with respect to Ms. Reed, ordinary course business between Sempra Energy and Caterpillar involving the purchase or sale of equipment engines and energy, subject to usual trade terms.

COMMUNICATION WITH THE BOARD

Shareholders, employees and all other interested parties may communicate with any of our directors, our Board as a group, our independent directors as a group or any Board committee as a group by email or regular mail:

BY EMAIL send an email to Directors@cat.com	BY MAIL mail to Caterpillar Inc. c/o Corporate Secretary 510 Lake Cook Road, Suite 100 Deerfield, IL 60015

Contacting Caterpillar. While the Board oversees management, it does not participate in day-to-day management functions or business operations. If you wish to submit questions or comments relating to these matters, please use the Contact Us form on our website at www.caterpillar.com/contact, which will help direct your message to the appropriate area of our Company.

All communications regarding personal grievances, administrative matters, the conduct of the Company’s ordinary business operations, billing issues, product or service related inquiries, order requests and similar issues will be directed to the appropriate individual within the Company. The Chairman of the Board has instructed the General Counsel and Corporate Secretary to consult with him if she is unsure who should receive the communication. If a permissible communication is sent, you will receive a written acknowledgement from the Corporate Secretary’s office confirming receipt of your communication.

INVESTOR OUTREACH

We conduct an annual governance review and shareholder outreach throughout the year to ensure management and the Board understand and consider the issues that matter most to our shareholders and reflect the insights and perspectives of our many stakeholders.

WHO PARTICIPATES IN THE INVESTOR OUTREACH PROGRAM?	IN WHAT TYPES OF ENGAGEMENT DOES THE COMPANY PARTICIPATE?
●Board of Directors ●Senior Management ●Investor Relations ●Corporate Secretary	●Investor conferences ●One-on-one meetings ●Earnings calls ●Investor and analyst calls

18 |	2018 Proxy Statement

AWARDS AND RECOGNITIONS

Third parties regularly recognize our employees’ innovation, leadership and workplace satisfaction. We are pleased to highlight some of these 2017 awards here.

SOCIAL RESPONSIBILITY AND SUSTAINABILITY	CORPORATE REPUTATION AND LEADERSHIP
●Dow Jones Sustainability Index (World and North America)
●The Just 100: America’s Best Corporate Citizens – Forbes
●United Way Worldwide’s Global Corporate Leadership Program
●Corporate Equality Index – Human Rights Campaign Foundation
●2017 China Anti-poverty & Child Development Distinguished Contribution Silver Award – China Development and Research Foundation
●Top 20 Companies for Contribution of Fortune Global 500 – Southern Weekly (China)
●2016 Responsible Brand Award – China Charity Festival (China awarded in 2017)
●The China Women and Children Philanthropy Award – All-China Women’s Federation (China)
●2017 Corporate Social Responsibility Excellent Award (Silver Status) – American Chamber of Commerce in Thailand (Thailand)

●World’s Most Admired Companies – Fortune Magazine
●All-America Executive Team – Institutional Investor
●Best Global Brands Top 100 – Interbrand
●Top 100 Innovators in Diversity and Inclusion – Mogul
●U.S. President’s Volunteer Service Award – Junior Achievement USA
●Top 150 Global Licensors – Global License
●Top 50 Employer – CAREERS & the disABLED Magazine
●Top 50 Employer – Minority Engineer Magazine
●Top 50 Employer – Woman Engineer Magazine
●Military Friendly Employers Silver Award – Victory Media
●Most Valuable Employer for Military – RecruitMilitary
●Top Veteran-Friendly Company – U.S. Veterans Magazine
●#15 Great Place to Work – Great Place To Work Institute (Panama)
●#50 Great Place to Work – Great Place To Work Institute (Central America)
●#10 Great Place to Work (Brazil)
●Top 10 Best Companies to Work For in Brazil (Perkins - Brazil)
●Top 150 Best Companies to Work For – Institute of Administration Foundation of Sao Paulo University (Brazil)
●#93 Best Innovative Company (Brazil)
●The Most Enterprising Company in Piracicaba (Brazil)
●Top of Mind Company “Industry category” (Piracicaba, Brazil)
●Most Admired Brand for Construction Machines PINI Group for Construction Industry (Brazil)
●Best Product Support in 2017 Caterpillar-Sotreq Brazilian Association of Technology for Construction and Mining-Sobratema (Brazil)
●2017 National Safety Award on Outstanding Models for Occupational Safety, Health and Environment – Department of Labor Protection and Welfare, Ministry of Labor (Thailand)
●2017 Anti-Drug Workplace Award or The “White Factory Award” (Level  1) – Department of Labor Protection and Welfare, Ministry of Labor (Thailand)
●The UK’s Most Popular Graduate Recruiters 2017/18 – UK Trendence Research (United Kingdom)
●Top 100 Undergraduate Employers (United Kingdom) – RMP Enterprise (United Kingdom)
●Environmental Quality Award – The Federal Agency of Environmental Protection (Solar Turbines - Mexico)

2018 Proxy Statement	| 19

SUSTAINABILITY

Caterpillar has set aspirational goals for its operations and product stewardship. We believe these standards affirm our determination to lead our industry to a more sustainable future. You can track our progress towards achieving these goals by visiting our website www.caterpillar.com/sustainability.

POLITICAL CONTRIBUTIONS AND LOBBYING

The actions that governments take can impact the Company, our employees, customers, and shareholders. It is important for government leaders to understand the impact of such actions. For this reason, the Company participates in the political process and advocates in a responsible and constructive manner on issues that advance the Company’s goals and protect shareholder value.

To promote transparency and good corporate citizenship, the Company provides voluntary disclosure relating to its political contribution activities and its political action committee, its engagement in public policy issues and global issues of importance to the Company, including detailed information on the Company’s position with respect to such issues. This information is disclosed on our website

20 |	2018 Proxy Statement

at www.caterpillar.com/contributions and includes an itemized list of organizations and individuals that received political contributions from Caterpillar or the Caterpillar Political Action Committee. It also includes a summary of some of the public policy issues important to the Company that may cause us to engage in public advocacy.

Caterpillar’s political and advocacy activities, at the state, federal and international levels, are managed by the Vice President, Global Government & Corporate Affairs who coordinates and reviews with senior management the legislative and regulatory priorities that are significant to the Company’s business and shareholders, as well as related advocacy activities. To ensure appropriate Board oversight of political activities, the Board’s Public Policy and Governance Committee receives regular briefings on the Company’s legislative and regulatory priorities, the Company’s political spending and trade association expenditures as well as the activities of Caterpillar’s Political Action Committee.

RELATED PARTY TRANSACTIONS

Caterpillar has a written policy governing the approval of transactions with the Company that are expected to exceed $120,000 in any calendar year in which any director, executive officer or their immediate family members will have a material interest. Under the policy, all such transactions must be approved in advance by the PPGC.

Prior to entering into such a transaction, the director or officer must submit the details of the proposed transaction to the Company’s General Counsel and Corporate Secretary, including whether the related person or his or her immediate family member has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of an entity involved in the transaction). The General Counsel and Corporate Secretary will then submit the matter to the PPGC for its consideration.

2018 Proxy Statement	| 21

PROPOSAL 2 – RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL SNAPSHOT
●What am I voting on?
Shareholders are being asked to approve the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers as the Company’s independent auditor for 2018.
Board Voting Recommendation: FOR the ratification of our independent registered public accounting firm.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor. PricewaterhouseCoopers has been our independent auditor since 1925. The Audit Committee believes that the retention of PricewaterhouseCoopers to serve as the Company’s independent auditor is in the best interests of the Company and its shareholders. If the appointment of PricewaterhouseCoopers is not approved by the shareholders, the Audit Committee will consider whether it is appropriate to select another independent auditor.

Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives will also be available to respond to questions at the meeting.

AUDIT FEES AND APPROVAL PROCESS

The Audit Committee pre-approves all audit and non-audit services to be performed by the independent auditors in compliance with the Sarbanes-Oxley Act and the SEC rules regarding auditor independence. The policies and procedures are detailed as to the particular service and do not delegate the Audit Committee’s responsibility to management. The policies and procedures address any service provided by the independent auditors and any audit or audit-related services to be provided by any other audit service provider. The pre-approval process includes an annual and interim component.

Annually, not later than February of each year, management and the independent auditors jointly submit a service matrix of the types of audit and non-audit services that management may wish to have the independent auditor perform for the current year. The service matrix categorizes the types of services by audit, audit-related, tax and all other services. Management and the independent auditors jointly submit an annual pre-approval limits request. The request lists aggregate pre-approval limits by service category. The request also lists known or anticipated services and associated fees. The Audit Committee approves or rejects the pre-approval limits and each of the listed services on the service matrix.

During the course of the year, the Audit Committee chairman has the authority to pre-approve requests for services that were not approved in the annual pre-approval process. However, all services, regardless of fee amounts, are subject to restrictions on the services allowable under the Sarbanes-Oxley Act and SEC rules regarding auditor independence. In addition, all fees are subject to ongoing monitoring by the Audit Committee.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEE INFORMATION

Fees for professional services provided by our independent auditor included the following (in millions):

		2017	2016
Audit Fees[1]		$34.6	$33.3
Audit-Related Fees[2]		1.8	1.2
Tax Compliance Fees[3]		0.4	0.4
Tax Planning And Consulting Fees[4]		0.1	0.1
All Other Fees[5]		0.1	0.1
	TOTAL	$37.0	$35.1

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1 “Audit Fees” principally includes audit and review of financial statements (including internal control over financial reporting), statutory and subsidiary audits, SEC registration statements, comfort letters and consents.
2 “Audit-Related Fees” principally includes attestation services requested by management, accounting consultations, pre- or post-implementation reviews of processes or systems and audits of employee benefit plan financial statements. Total fees paid directly by the benefit plans, and not by the Company, were $0.6 million in each of 2017 and 2016 and are not included in the amounts shown above.
3 “Tax Compliance Fees” includes, among other things, statutory tax return preparation and review and advice on the impact of changes in local tax laws.
4 “Tax Planning and Consulting Fees” includes, among other things, tax planning and advice and assistance with respect to transfer pricing issues.
5 “All Other Fees” consists principally of license-based services for statutory audit monitoring and accounting and reporting literature research.

ANONYMOUS REPORTING OF ACCOUNTING AND OTHER CONCERNS

The Audit Committee has established a means for the anonymous and other reporting (where permitted by law) of (i) suspected or actual violations of the code of conduct, our enterprise policies or applicable laws, including those related to accounting practices, internal controls or auditing matters and procedures; (ii) theft or fraud of any amount; (iii) insider trading; (iv) issues with respect to the performance and execution of contracts; (v) conflicts of interest; (vi) violations of securities and antitrust laws; (vii) violations of prohibited harassment policy; and (viii) violations of any applicable anti-bribery law.

Any employee, supplier, customer, shareholder or other interested party can submit a report via the following methods:

●	Direct Telephone: 309-494-4393 (English only)
●	Call Collect Helpline: 770-582-5275 (language translation available)
●	Confidential Fax: 309-494-4818
●	Email: BusinessPractices@cat.com
●	Internet: www.caterpillar.com/obp

AUDIT COMMITTEE REPORT

The Audit Committee is composed of four directors, all of whom meet the independence standards contained in the NYSE Listed Company rules, SEC rules and Caterpillar’s Guidelines on Corporate Governance Issues, and operates under a written charter adopted by the Board of Directors.

Management is responsible for the Company’s internal controls and the financial reporting process. PricewaterhouseCoopers, acting as independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (PCAOB).

The Audit Committee has discussed with the Company’s independent auditor the overall scope and execution of the independent audit and has reviewed and discussed the audited financial statements with management. The Audit Committee also discussed with the independent auditors other matters required by PCAOB auditing standards.

The independent auditors provided to the Audit Committee the written communications required by applicable standards of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed the independent auditors’ independence with management and the auditors. The Audit Committee also considered whether the provision of other non-audit services by the Company’s independent auditors to the Company is compatible with maintaining independence.

The Audit Committee concluded that the independent auditors’ independence had not been impaired.

Based on the reviews and discussion referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

By the members of the Audit Committee:

Daniel M. Dickinson	William A. Osborn (Chairman)	Dennis A. Muilenburg	Rayford Wilkins, Jr.

2018 Proxy Statement	| 23

PROPOSAL 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL SNAPSHOT
●What am I voting on?
Shareholders are being asked to approve, on an advisory basis, the compensation of named executive officers as disclosed in this proxy statement.
Board Voting Recommendation: FOR approval of executive compensation.

On an annual basis, and in compliance with Section 14A of the Securities Exchange Act of 1934, shareholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the compensation of Caterpillar’s named executive officers as described under ‘Compensation Discussion and Analysis,’ the compensation tables and the narrative discussion associated with the compensation tables in Caterpillar’s proxy statement for its 2018 Annual Meeting of Shareholders is hereby APPROVED.”

This vote is advisory and therefore not binding on Caterpillar, the Compensation and Human Resources Committee (Committee) or the Board. The Board and the Committee value the opinion of Caterpillar’s shareholders, and to the extent there is any significant vote against Caterpillar’s named executive officer compensation, the Board will consider the reasons for such a vote, and the Committee will evaluate whether any actions are necessary to address those concerns.

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COMPENSATION DISCUSSION & ANALYSIS

EXECUTIVE SUMMARY

GOVERNANCE AND PAY FOR PERFORMANCE PHILOSOPHY

The Compensation and Human Resources Committee (the Committee) believes the executive compensation program at Caterpillar should be structured to align the interests of executives and shareholders. The program should seek to reward value creation at all stages of our business cycle and provide an increasing percentage of performance-based compensation at higher levels of executive responsibility. Compensation should also be market competitive and internally equitable.

Over the last few years, the feedback from our shareholders has resulted in several changes to our executive compensation program. These changes have been well received by our shareholders, as reflected by our 2017 “say on pay” vote of approximately 96%, up from 93% in the prior year.

In 2017, we continued our shareholder outreach effort, reaching out to the holders of approximately 40% of our outstanding shares, to discuss various matters including governance, executive compensation, sustainability and operational performance. In these meetings, our shareholders generally expressed a continued positive view with respect to our executive compensation program.

SAY ON PAY SUPPORT

96%	93%	65%
2017	2016	2015

After considering feedback received from our shareholders through our outreach efforts and the 2017 “say on pay” results, the Committee determined that the Company’s executive compensation philosophy, compensation objectives and compensation elements continued to be appropriate and did not make any specific changes to the executive compensation program in response to the shareholder outreach or “say on pay” results.

The Committee engages in an ongoing review of the Company’s executive compensation program to evaluate whether the program supports the Company’s compensation philosophy and objectives, and to monitor the program’s alignment with the Company’s business objectives. In connection with this ongoing review, and based on feedback received through our shareholder outreach, the Committee continues to implement and maintain what it believes are best practices for executive compensation, each of which reinforces the Company’s compensation philosophy. Below is a summary of those practices:

WHAT WE DO	WHAT WE DON’T DO

Robust stock ownership requirements (6x base salary for our CEO and 3x base salary for each of the other NEOs).
Robust annual benchmarking process.
Rigorous Committee oversight of incentive metrics, goals and pay/performance relationship.
Clawback Policy.
Limited executive perquisites.
Strict anti-hedging and anti-pledging policies.
Independent compensation consultant.
No individual change-in-control agreements. No tax gross-ups on change-in-control benefits. No backdating, re-pricing or granting of option awards retroactively.

2018 Proxy Statement	| 25

COMPENSATION PROGRAM STRUCTURE

We are committed to developing and implementing an executive compensation program that directly aligns the interests of the NEOs with the long-term interests of shareholders. To that end, the objectives of the Company’s executive compensation program are to attract, retain and motivate talented executive officers who will improve the company’s performance and provide long-term strategic leadership. The majority of targeted total compensation for our NEOs is equity-based, vests over multiple years and is tied directly to long-term value creation for shareholders. NEO compensation is comprised of three primary components:

BASE SALARY	ANNUAL INCENTIVE (AIP)	LONG-TERM INCENTIVE

Competitive pay to attract and retain talented executives	An opportunity to earn an annual cash award based on the Company’s financial performance and high-priority business initiatives	A mix of performance-based restricted stock units (PRSUs) and stock options to align management’s interests with long-term shareholder’s interests

Approximately 90% of our CEO’s 2017 targeted total compensation was variable and/or at-risk compensation, including 50% of long-term incentives in the form of PRSUs.

CEO COMPENSATION ELEMENTS

26 |	2018 Proxy Statement

BUSINESS PERFORMANCE AND RESULTS

Caterpillar delivered strong results throughout 2017. Many of our end markets improved, our team capitalized on the opportunity and we achieved excellent results. As demand improved during the year, we stayed disciplined and maintained control of our structural costs, while introducing new products, further developing our digital capabilities and executing the changes outlined in our new strategy. In addition, we delivered improved margins across the three primary segments and maintained a strong balance sheet. As a result, the company’s stock price increased 70 percent in 2017, and the Company’s one year Total Shareholder Return (TSR) improved to 75 percent.

Our key financial and business results for 2017 included the following:

PROFITABLE GROWTH 2017
STRONG BALANCE SHEET AND CASH FLOW

* Definitions of Enterprise Operating Profit and Adjusted Earnings Per Share, which are non-GAAP metrics used in determining performance under our Annual Incentive Plan and Strategic Performance Plan, can be found on pages 35 and 38, respectively.

SALES AND REVENUES
($ in millions)

TOTAL SHAREHOLDER RETURN

2018 Proxy Statement	| 27

PAY OUTCOMES DEMONSTRATE ALIGNMENT WITH COMPANY PERFORMANCE

Consistent with the Committee’s pay-for-performance philosophy, these improvements in business results were reflected in the resulting pay decisions made for our CEO and the other NEOs in 2017. Compensation outcomes for 2017 included the following items:

●Named Executive Officers (other than the CEO) received an average base salary adjustment of 3.3%.

●In recognition of management’s outstanding performance that resulted in a 93% improvement in enterprise operating profit in 2017 over the prior year, the Committee, consistent with its authority, elected to award 2017 AIP payouts based on the “up year” incentive plan structure.

●Annual incentive awards for 2017 paid out, on average, at 140% of target.

●Based on the Committee’s review of the Company’s 1-, 3- and 5-year relative TSR at the end of 2016 and 2017, respectively:
○the 2017 equity grants to the NEOs were sized at approximately the 50th percentile of the compensation peer group.
○the 2018 equity grants to the NEOs were sized at approximately the 75th percentile of the compensation peer group.

●2015 – 2017 PRSU grant vested at 100% in 2017.

In 2017, the CEO’s actual compensation was below his target compensation. Mr. Umpleby’s actual annual incentive award reflects the Company’s strong results in 2017 coupled with the Committee’s assessment of his superior performance. Mr. Umpleby’s 2017 LTI grant was set at 80% of the Company’s peer group median reflecting his relative tenure as CEO.

CEO COMPENSATION

* Target Value Includes: Salary of $1,200,000, annual incentive of $1,800,000; and LTI grant of $9,085,000. Total Target value: $12,085,000.
** Actual Value Includes: Salary of $1,200,000, annual incentive of $3,500,000; and LTI grant of $7,250,000. Total Actual value: $11,950,000.

28 |	2018 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

2017 NAMED EXECUTIVE OFFICERS

D. James Umpleby, III Chief Executive Officer (CEO)
Mr. Umpleby became CEO on January 1, 2017. During his first year, he:
●Led the company to increase profit per share from ($0.11) in 2016 to $1.26 in 2017, and doubled adjusted earnings per share to $6.88 in 2017 on an 18 percent increase in sales and revenues.
●Led development and implementation of a new enterprise strategy to achieve long-term profitable growth, with an emphasis on growing services, expanded offerings and operational excellence.
●Deployed the Caterpillar Operating & Execution Model across the company to emphasize allocation of resources to areas with the greatest opportunity for future profitable growth.
●Continued necessary restructuring actions to achieve a more competitive and flexible cost structure while making additional investments for future profitable growth.

Bradley M. Halverson Chief Financial Officer (CFO) and Group President, Corporate Services
In 2017, Mr. Halverson:
●Had responsibilities for Corporate Services and the Financial Products Division.
●Improved the already strong financial position of the Company as end markets began their recovery.
●Made key contributions to the Company’s new strategy by embedding the Operating & Execution Model.
●Delivered Return on Equity greater than plan and last year for the Company’s captive finance company, Caterpillar Financial Services, while credit metrics were managed within long-term historical averages.

Robert B. Charter Group President, Customer & Dealer Support
In 2017, Mr. Charter:
●Led Caterpillar’s growing aftermarket opportunity in partnership with various business units and dealers.
●Drove strong aftermarket performance by quickly responding to a sharp upturn in the mining and oil and gas end markets.
●Deployed Lean initiatives, including inventory management systems across the Global Caterpillar Dealer network.
●Executed new Enterprise Strategy with a focus on growing aftermarket services by connecting assets, implementing customer support agreements, expanding eCommerce capabilities and using digitally enabled solutions.

Thomas Pellette Group President, Energy & Transportation
In 2017, Mr. Pellette:
●Improved safety and quality, exceeded all full year key financial commitments and developed a more competitive and flexible cost structure.
●Continued expansion of digital solutions including the launch of shop.perkins.com, Perkins® My Engine App and Perkins® SmartCap.
●Delivered increased engine power density and new products, such as our Tier 4 transit locomotive, through key investments under the Operating & Execution Model.

Bob De Lange Group President, Construction Industries
In 2017, Mr. De Lange:
●Doubled profit on 23% higher sales, increasing operating margin from 10.5% to 17%.
●Disciplined execution of the Operating & Execution model, including further structural cost reductions and footprint restructuring.
●Focused on Lean and improved safety, quality and inventory turns performance.

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THE COMPENSATION PROCESS

THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

The Committee is responsible for the executive compensation program design and decision-making process for NEO compensation. The Committee regularly reviews the Company’s executive compensation practices, including the methodologies for setting NEO total compensation, the goals of the program and the underlying compensation philosophy. The Committee also considers the recommendations and market data provided by its independent compensation consultant and makes decisions, as it deems appropriate, regarding executive compensation based on its assessment of performance and achievement of Company goals. The Committee also exercises its judgment as to what is in the best interests of the Company and its shareholders.

COMPENSATION CONSIDERATIONS

The Committee, with the support of management and its independent compensation consultant, considers many aspects of the Company’s financial and operational performance and other factors when making executive compensation decisions including, but not limited to:

●	Long-term shareholder value creation.
●	The cyclical nature of the business.
●	Performance relative to financial guidance provided throughout the year.
●	Enterprise and Business Unit operational performance.
●	Performance relative to peers and competitors.
●	Historic absolute and relative performance.
●	Key areas management can influence over the short and long term.
●	Retention of management talent.
●	Skills, experience and tenure of executive incumbents.

30 |	2018 Proxy Statement

INDEPENDENT COMPENSATION CONSULTANT

The Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant. Meridian provides executive and director compensation consulting services to the Committee, including advice regarding the design and implementation of compensation programs, market information, regulatory updates and analyses and trends on executive compensation and benefits. Interactions between Meridian and management are generally limited to discussions on behalf of the Committee or as required to fulfill requests at the Committee’s direction. During 2017, Meridian did not provide any other services to the Company. Based on these factors, its own evaluation of Meridian’s independence pursuant to the requirements approved and adopted by the SEC and NYSE, and information provided by Meridian, the Committee has determined that the work performed by Meridian does not raise any conflicts of interest.

BENCHMARKING COMPENSATION TO PEERS

2017 Compensation Peer Group – The Committee regularly assesses the market competitiveness of the Company’s executive compensation programs based on peer group data. The 2017 Compensation Peer Group was established based on the following criteria:

●	Total sales and revenues and market capitalization of the peer companies relative to Caterpillar;
●	Competitors and industry segment;
●	Global presence with a significant portion of revenues coming from non-U.S. operations;
●	Geographic footprint

2017 COMPENSATION PEER GROUP*
3M Company	Fluor Corporation
Alcoa	Ford Motor Company
Archer Daniels Midland Company	General Electric Company
The Boeing Company	Halliburton Company
Cisco Systems, Inc.	Honeywell International Inc.
Cummins Inc.	Intel Corporation
Deere & Company	Johnson Controls, Inc.
E.I. du Pont de Nemours	Paccar Inc.
and Company	United Technologies
Emerson Electric Co.	Corporation
FedEx Corporation

* During 2016, the Committee removed four companies from the prior benchmarking peer group: Coca-Cola, Procter & Gamble, General Dynamics and Raytheon.

Benchmarking Methodology – To account for differences in the size of the compensation peer group companies, market data is statistically adjusted, using a regression analysis, by the Committee’s independent compensation consultant, allowing for a comparison of the compensation levels to similarly-sized companies. Each element of our NEOs’ compensation is then targeted to the median of the peer group. To the extent an NEO’s total actual compensation exceeds the peer group median, it is due to outstanding performance, critical skills, experience and tenure. If an NEO’s compensation is below the median, it is generally due to underperformance against relevant metrics or reflective of an individual who is newer in his or her role.

2017 Competitor Peer Group – For 2017, the Committee also assessed the market competitiveness of the Company’s executive compensation programs against a group of competitors that it deems to compete directly with the Company. The Committee noted that although the Company’s peer group described above is an appropriate benchmark for executive compensation at other similarly sized companies, the peer group data does not always provide useful comparisons to other companies that might be experiencing similar business conditions. To that end, and consistent with its pay-for-performance philosophy, the Committee further sought to compare the Company’s business performance with that of its competitors by establishing a “Competitor Peer Group.”

The Committee uses the Competitor Peer Group (along with the 2017 Compensation Peer Group) to assess relative performance when awarding long-term incentive awards. The 2017 Competitor Peer Group was established based on the following criteria:

●	Compete in the same markets as the Company;
●	Offer similar products and services as the Company; or
●	Serve the same, or similar, industries and end users as the Company

2017 COMPETITOR PEER GROUP
Cummins Inc.
Deere & Company
Hitachi Construction Machinery Co., Ltd.
Joy Global Inc.
Komatsu Ltd.
Sany Heavy Equipment International Holdings Company Limited
Volvo AB

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ROLE OF EXECUTIVE OFFICERS IN DETERMINING EXECUTIVE COMPENSATION

The Board, excluding the CEO, all of whom are independent directors, annually conducts the CEO’s performance evaluation. Prior to the Board’s evaluation of the CEO’s performance and its approval of CEO compensation, the Committee makes a preliminary compensation recommendation to the Board based on the Committee’s initial evaluation and performance review of the CEO. The CEO presents a performance evaluation and makes compensation recommendations to the Committee for all other NEOs.

EXECUTIVE COMPENSATION AND RISK MANAGEMENT

Each year, the Committee assesses the Company’s risk profile relative to the executive compensation program and confirms that the Company’s compensation programs and policies do not create or encourage excessive risks that are reasonably likely to have a material adverse impact on the Company. Also, the Committee has concluded that the total compensation structure for senior leadership does not inappropriately emphasize short-term stock price performance at the expense of longer-term value creation. In particular, long-term incentive awards, as a significant portion of total compensation, and stock ownership guidelines which NEOs are required to maintain pre- and post-retirement (6x base salary for our CEO and 3x base salary for each of the other NEOs), are structured to align management’s compensation with principles of risk management by maintaining a focus on the long term performance of the Company.

COMPONENTS OF EXECUTIVE COMPENSATION

NEOs receive a mix of fixed and variable compensation with a focus on long-term and performance-based components.

CEO

AVERAGE OF OTHER NEOS

BASE SALARY

Base salary is the only fixed component of NEO compensation. The Committee targets base salaries at the size-adjusted median level of the peer group. Each NEO’s base salary is determined by the individual’s level of responsibility and historic performance with reference to the market median. Annual increases, if any, are based on achievement of individual and Company objectives, contributions to Caterpillar’s performance and culture, leadership accomplishments and a comparison to those in comparable positions at peer companies.

Upon his appointment to the position of CEO, Mr. Umpleby’s 2017 salary was set at $1.2 million, which was below the peer group median. In setting Mr. Umpleby’s base salary, the Committee considered several factors including market data of other recently appointed CEOs relative to peer group medians. Effective April 1, 2018, the Committee increased Mr. Umpleby’s annual salary to $1,500,000. The Committee specifically noted Mr. Umpleby’s strong performance in his first year as CEO and sought to align his salary more closely to the peer group median.

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Effective April 2017, the Committee approved adjustments for the CFO and other NEOs. All salaries are at or below the peer group median.

ANNUAL INCENTIVE

2017 ANNUAL INCENTIVE PLAN DESIGN

The Company’s AIP is designed to provide each NEO with an annual cash payout based on the short-term performance of the Company and each NEO’s respective businesses. The AIP places the majority of each NEO’s annual cash compensation at risk and aligns the interests of executives and shareholders.

The 2017 AIP design provided that an incentive pool would be funded based on the Company’s profit after taxes, with actual payouts based on achieving financial and operational performance measures that were established by the Committee in February 2017. Also, beginning in 2016, the Committee modified the AIP design to more closely align pay outcomes with business performance by comparing the Company’s annual forecasted enterprise operating profit to the prior year’s actual enterprise operating profit. Based on this comparison, the Committee annually determines whether the current year will be an “up year” (improved performance) or “down year” (weaker performance) versus the prior year’s actual enterprise operating profit results.

“Up Year” If the enterprise operating profit forecast is above the prior year’s actual enterprise operating profit results	Maximum	Business Plan	The payout for achievement of maximum performance level is capped at 150% of the target award opportunity.
	Target		Achievement target level enterprise operating profit performance goal will result in a payout of 100% of the target.
	Threshold performance level is set at 87% of target.		Performance at threshold will result in a payout of 50% of the target opportunity for the year. Performance below threshold will result in no annual incentive payout.

“Down Year”

If the enterprise operating profit forecast is below the prior year’s actual enterprise operating profit results, target incentive award opportunity for each NEO will be reduced in proportion to the decline in the enterprise operating profit

	Target	Business Plan	In a “down year,” there will be no upside opportunity above the target level.
	Threshold performance level is set at 87% of target.		Performance at threshold will result in a payout of 50% of the reduced target. Performance below threshold will result in no annual incentive payout.

In addition to enterprise operating profit performance, a portion of each NEO’s annual incentive will be based on operational performance measures related to their responsibilities, such as machine PINS (market position), aftermarket parts sales and Financial Products Division Return on Equity (FPD ROE), all of which are subject to the same design above.

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Consistent with this design process, after reviewing the Company’s 2017 business plan, the Committee determined that 2017 would be a “down year,” as Enterprise Operating Profit was forecasted to be 14.4% below 2016 Enterprise Operating Profit. As a result, each NEO’s target AIP opportunity was reduced by 14.4%, and the AIP payout was capped at target.

2017 ANNUAL INCENTIVE PERFORMANCE MEASURES AND RESULTS

At its February 2017 meeting, the Committee approved the performance measures described below to be used for determining actual payouts under the AIP. The largest portion (ranging from 55 percent to 100 percent) of each NEO’s 2017 AIP opportunity was based on Enterprise Operating Profit and the Operating Profit After Capital Charge (OPACC) for their respective businesses. The remaining portion of each NEO’s annual incentive award opportunity was determined based on the achievement of specific operational goals, as described below.

When establishing the performance targets for 2017, the Committee reviewed the Company’s business plan, historical performance, management recommendations and feedback provided by the Committee’s independent compensation consultant. The Committee set the targets for each of the performance measures at levels that were designed to be reasonably achievable with strong management performance. Maximum performance levels were designed to be difficult to achieve in light of historical performance and the Company’s business forecast at the time the measures were approved. The performance measures were also weighted according to the Company’s business priorities and the responsibilities of each NEO. The chart below summarizes the performance measures, weightings and results for the 2017 AIP for each NEO.

In early 2018, the results for each performance measure noted above were converted into a performance factor and reviewed by the Committee. Each performance factor was multiplied by the respective weightings for each NEO to obtain a final weighted performance factor which was then used to determine actual incentive payments for each of the NEOs.

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Description of Performance Measures

PERFORMANCE MEASURE	DEFINITION	RATIONALE

ENTERPRISE OPERATING PROFIT

Enterprise Operating Profit measures the overall profitability of all of Caterpillar’s operations (including ME&T and Financial Products) before taxes, interest and other non-operating items. For AIP purposes, the Enterprise Operating Profit metric will be calculated as Caterpillar Consolidated Operating Profit excluding restructuring costs and mark-to-market gains and losses on pension and post-retirement benefits.

The Committee approved Enterprise Operating Profit as a performance measure in order to incent management with respect to the overall profitability of the Company. The Committee believes that Enterprise Operating Profit is an important corporate metric for shareholders to be able to assess the financial health of the Company.

OPERATING PROFIT AFTER CAPITAL CHARGE (OPACC)

For each segment, OPACC is calculated as operating profit (excluding restructuring costs) less the capital charge. In 2017, the capital charge was calculated as the average monthly net accountable assets multiplied by a pre-tax capital charge rate of 13 percent.

OPACC is designed to measure how productively and efficiently the Company’s assets are being utilized by examining the relationship between the value of the Company’s assets and the operating profit that those assets generate. An increase in OPACC means that the Company’s management is utilizing assets more efficiently to generate shareholder value, which the Committee views as key to Caterpillar’s long-term success.

FINANCIAL PRODUCTS DIVISION RETURN ON EQUITY (FPD ROE)

FPD ROE is calculated by dividing the full-year profit (after tax) by the average monthly accountable equity balances, excluding the impact of interest costs and equity changes associated with differences in planned vs. actual dividends. Dividends are payments of retained earnings from Caterpillar Financial Services Corporation and Caterpillar Financial Insurance Services, the Company’s wholly owned finance and insurance subsidiaries, to Caterpillar.

The Committee approved this measure to drive accountability for and performance of Caterpillar’s Financial Products Division, including appropriate oversight of risk management, portfolio quality and financial return expectations.

PERCENT OF INDUSTRY SALES (PINS)

PINS capture dealer sales as a percentage of industry sales. Due to the competitively sensitive nature of this measure, the threshold, target and result levels have all been indexed and reported as such.

The Committee approved PINS as a performance measure in order to incent improvements in the Company’s competitive position in the markets it serves.

PARTS SALES

Parts Sales is measured using Caterpillar branded parts orders. This metric uses actual Caterpillar branded parts orders (at actual price levels), as reported from the Dealer Parts Orders Reporting System as compared to plan (at price levels when the plan was finalized). The metric is based on, and reported as, a percentage above or below plan. Due to the competitively sensitive nature of this measure, the threshold, target and result levels have all been indexed and reported as such.

The Committee approved this measure because increasing Caterpillar branded parts sales is an important aspect of the corporate strategy. Aftermarket support is important to our customers and parts are a material component of that support. Aftermarket support is one of the main reasons why customers buy Caterpillar products and is a key differentiator in the global market.

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2017 ANNUAL INCENTIVE PAYMENTS

2017 was initially forecasted to have lower enterprise operating profit than 2016, resulting in a “down year” incentive plan structure. However, actual enterprise operating profit in 2017 significantly exceeded 2016 enterprise operating profit by 93%, and since enterprise operating profit improved, 2017 was an “up year”. Results for 2017 also exceeded 2015 enterprise operating profit, despite 2015 having higher sales and revenues. In recognition of management’s outstanding performance and strong improvements in results throughout the year, and to recognize the recovery of profitability well beyond 2015 performance levels, the Committee, consistent with its authority under the AIP, elected to award the 2017 AIP payouts based on the “up year” incentive plan structure. The Committee determined that these adjustments were reflective of its pay-for-performance philosophy, and in the best interest of the Company and its shareholders. Therefore the Committee approved the following AIP payments for 2017:

	TARGET OPPORTUNITY		SALARY[1]		WEIGHTED PERFORMANCE FACTOR		PAYMENT
Umpleby	150%	X	$1,200,000	X	1.35	=	$2,430,000
Halverson	115%	X	$804,159	X	1.50	=	$1,387,174
Charter	115%	X	$756,313	X	1.43	=	$1,244,626
Pellette	115%	X	$756,313	X	1.50	=	$1,304,639
De Lange	115%	X	$664,232	X	1.20	=	$916,640

1 AIP payment calculated using a daily weighted average salary.

In addition, the Committee sought to reward Mr. Umpleby’s superior performance, by providing an additional discretionary cash award of $1,070,000. In determining the appropriate level of the award, the Committee noted Mr. Umpleby’s superior performance in his first full year as CEO and the Company’s strong financial results, intense focus on operational excellence and profitable growth.

LONG-TERM INCENTIVE

2017 DESIGN AND SIZING OF GRANT

In 2017, the Committee granted one-half of each NEO’s total long-term incentive (LTI) value in PRSUs and one-half in non-qualified stock options (Options). For the 2017 grant, the Committee selected ROE as the PRSU performance measure as it aligns management with shareholders by measuring and rewarding profitability relative to shareholders’ investment in the business. The ROE target level was designed to be reasonably achievable with strong management performance. The PRSUs cliff vest at the end of the 2017-2019 performance period based on average ROE over the full three-year period. The Options vest equally in one-third increments beginning on the first anniversary of the grant date.

In February 2017 and 2018, the Committee approved LTI awards that were initially sized at the 50th and 75th percentile, respectively, of the benchmarked LTI values for the Company’s compensation peer group. The Committee viewed these levels of LTI award as appropriate in view of the Company’s 1, 3 and 5-year relative TSR and financial performance at the end of 2016 and 2017, respectively. The Committee further adjusted the LTI awards to reflect the individual performance of each NEO. In light of the Company’s strong financial results and Mr. Umpleby’s superior performance in 2017, in March 2018 the Committee awarded Mr. Umpleby a LTI award that was sized at the 80th percentile of the Company’s peer group.

1, 3 AND 5-YEAR TSR

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The Committee’s process for awarding LTI grant values for NEOs is as follows:

1	Benchmark the median LTI value for the Company’s compensation peer group.

2	Review and consider financial results: 1, 3 and 5-year TSR (vs. the S&P Industrials, Compensation Peer Group and Competitor Peer Group); operational performance; market conditions and strategy execution.

3	Adjust award values to reflect individual performance including consistency of performance against goals, leadership contributions, time in role and other relevant factors.

2015 – 2017 Performance Restricted Stock Units (PRSUs)

For the 2015 grant, one-third of the PRSUs were eligible to vest annually based on three annual 18% ROE hurdles. In addition, any PRSUs that did not vest based on the annual performance hurdle had the opportunity to vest based on the achievement of a three-year average ROE of 18% during the performance period. Beginning in 2016, the Committee adjusted the vesting terms of future PRSU grants to remove the annual vesting feature and instead to provide for cliff vesting of the entire grant at the end of the three-year performance period subject to achieving the applicable ROE hurdle.

In each of 2015 and 2016, the Company achieved (respectively) 13.3% and 14.3% adjusted ROE, and accordingly none of the PRSUs vested in those years. In 2017, the Company’s adjusted ROE was 30.6% and the three-year average was 19.4%. As a result, 100% of the 2015 PRSU award vested. The table below describes the Company’s ROE performance and PRSU vesting results for the 2015 – 2017 performance period:

2015-2017 PRSUs

The Committee annually reviews the Company’s ROE performance including any one-time, non-operational or other special items that might impact the ROE result. The Committee recognizes that although certain of these items may significantly impact the Company’s reported financial results, they are not always indicative of the underlying operational performance of the Company or its management. To that end, in its evaluation of the Company’s ROE results, the Committee used its discretion to make adjustments to ROE to align compensation outcomes with the operating performance of the Company. For the 2015 – 2017 performance period, the Committee made adjustments to ROE to account for restructuring costs, the impact of a goodwill impairment charge, the effect of

2018 Proxy Statement	| 37

an accounting principle change impacting the accounting for pension and other post-employment benefits and the impact of the 2017 tax reform legislation in the U.S. The Committee also excluded gains from divestitures as well as deferred tax valuation allowance adjustments. In each case, the Committee determined that these adjustments were an appropriate use of discretion and in the best interest of the Company and its shareholders.

STRATEGIC PERFORMANCE PLAN (SPP)

Mr. De Lange is the only NEO to participate in the 2015 – 2017 SPP since he was not an executive officer in 2015. The 2015 – 2017 SPP performance cycle was the final SPP cycle prior to the Company’s introduction of PRSUs.

The 2015-2017 SPP performance cycle concluded in 2017 with a weighted-average performance factor of 1.17. The measures in this performance cycle were established in February 2015 and were comprised of two components  – Earnings Per Share (EPS) and Relative TSR (versus S&P Industrials). In its evaluation of the results, the Committee noted the impact of a goodwill impairment charge, the effect of an accounting principle change impacting the accounting for pension and other post-employment benefits and the impact of the 2017 tax reform legislation in the U.S. The Committee viewed the goodwill impairment charge as neither indicative of the Company’s underlying performance nor that of the NEOs and acknowledged the impact of both the accounting change and the tax legislation were not contemplated when the 2015-2017 SPP was developed. Accordingly, the Committee excluded the impact of these expenses, as well as excluding gains from divestitures and deferred tax valuation allowance adjustments from EPS when evaluating and approving the results below. Had the Committee not excluded these items, the overall payout factor for the 2015 – 2017 performance period would have been 0.50.

PERFORMANCE MEASURE	WEIGHTING	THRESHOLD (30% PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	RESULTS	PAYOUT FACTOR
Adjusted EPS[1]	75%	$3.50	$4.75	$5.70	$4.57	0.90
Relative TSR vs. S&P Industrials	25%	25th Percentile	55th Percentile	75th Percentile	91st Percentile	2.00
				Overall Weighted Factor:		1.17

1 Average of 2015-2017 adjusted EPS. All EPS figures are adjusted to exclude the following: restructuring costs, 2016 goodwill impairment, 2016 and 2017 effect of an accounting principle change effective January 1, 2016 impacting the accounting for pension and other post-employment benefits, 2017 gain on divestitures, 2016 and 2017 deferred tax valuation allowance adjustments, and 2017 impact of U.S. tax reform.

2015 – 2017 PERFORMANCE PERIOD PAYMENTS

NEO	TARGET OPPORTUNITY[1]		FINAL FACTOR		PAYOUT
De Lange	80% of Salary	X	1.17	=	$465,277

1 Based on pro-rated salary during the performance period.

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OTHER COMPENSATION, BENEFITS AND CONSIDERATIONS

RETIREMENT OF BRADLEY M. HALVERSON

On July 31, 2017, Bradley M. Halverson provided notice of his decision to retire as Group President and Chief Financial Officer of the Company. In connection with Mr. Halverson’s retirement, the Company entered into a Retention and Retirement Agreement with Mr. Halverson (the “Agreement”), dated July 31, 2017. Pursuant to the terms of the Agreement as amended, (i) Mr. Halverson will receive a cash payment of $2,612,250 payable as soon as practicable after his retirement effective May 4, 2018, and (ii) Mr. Halverson’s outstanding equity awards will be treated in accordance with their terms, except that the performance-based restricted stock award granted to Mr. Halverson in 2017 will not be prorated. The Agreement also contains various covenants, including restrictive covenants relating to non-competition, non-solicitation, non-disparagement, confidentiality and cooperation.

POST-TERMINATION AND CHANGE IN CONTROL BENEFITS

The Company’s change in control provisions are subject to a “double trigger,” and when both a change in control and involuntary termination of employment without cause occur, provide accelerated vesting and maximum payouts under the incentive plans, as described further below.

Except for customary provisions in employee benefit plans and as required by applicable law, the NEOs do not have any pre-existing executive severance packages or contracts; however, the Committee will consider the particular facts and circumstances of an NEO’s separation to determine whether payment of any severance or other benefit to such NEO is appropriate. Change in control benefits are provided under the Company’s long-term and annual incentive plans and represent customary provisions for these types of plans and have no direct correlation with other compensation decisions. There is no cash severance or other benefits for a termination related to change in control beyond what is provided for under the long-term and annual incentive plans.

Additional information is disclosed in the “Potential Payments Upon Termination or Change in Control” beginning on page 48 of this proxy statement.

In the event of a qualifying termination of employment following a change in control, maximum payouts are provided under the long-term incentive plan and annual incentive plan.

●	The long-term plan allows for the maximum performance level to be paid under each open plan cycle of the long-term cash plan.
●	All unvested stock options, stock appreciation rights, PRSUs and restricted stock units vest immediately.
●	Stock options and stock appreciation rights remain exercisable over the normal life of the grant.
●	The annual incentive plan allows for the target award opportunity, prorated based on the individual’s time of employment from the beginning of the performance period through the later of: (1) the change in control or (2) termination of employment.

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RETIREMENT AND OTHER BENEFITS

In addition to the annual and long-term components of compensation, NEOs participate in health and welfare benefit plans generally available to employees to provide competitive benefits.

The defined contribution and defined benefit retirement plans available to the NEOs are also available to many U.S. Caterpillar management and salaried employees. Under the defined benefit pension plans, the benefit is calculated based on years of service and final average monthly earnings. All of the NEOs participate in the U.S. retirement plans described in the following table, except as otherwise provided below.

PLAN TYPE	TITLE	DESCRIPTION

RETIREMENT INCOME PLAN (RIP)

Defined benefit pension plan under which benefit amounts are calculated based on years of service and final average monthly earnings and offer annuity payments. RIP was closed to new entrants, effective January 1, 2011. All U.S.-based NEOs, except (i) Mr. Charter who participates in the Company’s Australian-based defined benefit pension plan and (ii) Mr. De Lange who became a U.S. based employee after the plan was frozen to new entrants, participate in this plan and, subject to the Company’s right to amend or terminate the plan, continue to earn benefits under RIP until the earlier of separation or December 31, 2019.

SUPPLEMENTAL RETIREMENT PLAN (SERP)

Non-qualified defined benefit pension plan that works in tandem with RIP. SERP provides additional pension benefits if the NEO’s benefit is limited due to the compensation and annual benefit limits imposed on RIP by the tax code. SERP also pays a benefit that would otherwise have been paid under RIP but for (1) the NEO’s deferral of compensation under SDCP, SEIP or DEIP and (2) exclusions of lump sum discretionary awards and variable base pay from RIP earnings. Subject to the Company’s right to amend or terminate the plan, all U.S.-based NEOs except Messrs. Umpleby and De Lange continue to earn SERP benefits until the earlier of separation or December 31, 2019. Mr. Umpleby participates in a Solar Turbines Incorporated sponsored non-qualified defined benefit pension plan, which is similar to SERP. Subject to the Company’s right to amend or terminate the plan, Mr. Umpleby continues to earn benefits until the earlier of separation or December 31, 2019.

	CATERPILLAR 401(K) PLANS	U.S.-based NEOs who participate in a pension plan are eligible to participate in the Caterpillar 401(k) Savings Plan under which the Company matches 50 percent of the first 6 percent of the NEO’s eligible pay contributed to the savings plan. Mr. De Lange, who does not participate in a pension plan, also participates in the Caterpillar 401(k) Savings Plan, under which the Company matches 100 percent of the first 6 percent of eligible pay contributed by the participant, and the Company makes an annual non-elective contribution equal to 3%, 4% or 5% of eligible pay based on the employee’s age and years of service with the Company.
	SUPPLEMENTAL DEFERRED COMPENSATION PLAN (SDCP)	All U.S.-based NEOs who are eligible to participate in a Caterpillar 401(k) plan are eligible to participate in SDCP, which provides the opportunity to make deferrals of base salary in excess of the limits imposed on the 401(k) plans by the Internal Revenue Code and to elect deferrals from the AIP and the SPP. Under the terms of SDCP, participants are eligible to earn matching contributions and annual non-elective contributions based on formulas applicable to them in the Caterpillar 401(k) plans.
	SUPPLEMENTAL (SEIP) AND DEFERRED (DEIP) EMPLOYEES’ INVESTMENT PLAN	All U.S.-based NEOs hired prior to March 25, 2007 were previously eligible to participate in SEIP and DEIP. These plans were closed in March 2007. Compensation deferred into SEIP and DEIP prior to January 1, 2005, remains in these plans.

40 |	2018 Proxy Statement

LIMITED PERQUISITES

The Company provides NEOs a limited number of perquisites that the Committee believes are reasonable and consistent with the overall compensation program and those commonly provided in the marketplace. The Committee annually reviews the levels of perquisites provided to the NEOs which include, among other things, home security systems and limited personal use of the Company aircraft and ground transportation. These perquisites are provided to attract and retain talented executive officers, to provide for adequate security and safety of our executives and to allow the NEOs to devote additional time to Caterpillar business. Costs associated with these perquisites are included in the “2017 All Other Compensation Table” on page 43.

Additionally, in connection with the Company’s relocation of its corporate headquarters to Deerfield, Illinois, certain employees who also relocated to Deerfield received benefits pursuant to the Company’s corporate relocation program. Pursuant to this relocation program, during 2017, each NEO received relocation benefits. These relocation benefits were deemed to be important in retaining our employees in connection with our corporate relocation.

CLAWBACK POLICY

Under the Company’s compensation clawback policy, the Board may require reimbursement of any bonus or incentive compensation awarded to an officer or cancel unvested restricted or deferred stock awards previously granted to the officer if all of the following apply:

●	The amount of the bonus, incentive compensation or stock award was calculated based on the achievement of certain financial results that were subsequently the subject of a restatement.
●	The officer engaged in intentional misconduct that caused or partially caused the need for the restatement.
●

The amount of the bonus, incentive compensation or stock award that would have been awarded to the officer had the financial results been properly reported would have been lower than the amount actually awarded.

TAX IMPLICATIONS: DEDUCTIBILITY OF NEO COMPENSATION

Under Section 162(m) of the Internal Revenue Code, generally NEO compensation over $1 million for any year is not deductible for United States income tax purposes. Historically, there was an exemption from this $1 million deduction limit for compensation payments that qualified as “performance-based” under applicable IRS regulations. With the enactment of the 2017 Tax Cuts and Jobs Act, the performance-based compensation exemption has been eliminated under Section 162(m) of the Internal Revenue Code, except with respect to certain grandfathered arrangements. While the Committee considers the deductibility of compensation as one factor, the Committee believes that it must maintain flexibility in its approach to executive compensation in order to structure a program that it considers to be the most effective in attracting, motivating and retaining the Company’s key executives.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The Compensation and Human Resources Committee (“CHRC”) has reviewed and discussed the Compensation Discussion & Analysis (CD&A) included in this proxy statement with management and is satisfied that the CD&A fairly and completely represents the philosophy, intent and actions of the Committee with regard to executive compensation. Based on such review and discussion, we recommend to the Board that the CD&A be included in this proxy statement and the Company’s Annual Report on Form 10-K for filing with the SEC.

By the members of the Compensation and Human Resources Committee:

Miles D. White (Chairman)	David L. Calhoun	Debra L. Reed

2018 Proxy Statement	| 41

2017 SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS		STOCK AWARDS[2]	OPTION AWARDS[3]	NON-EQUITY INCENTIVE PLAN COMPENSATION[4]	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS[5]		ALL OTHER COMPENSATION[6]	SEC TOTAL	SEC TOTAL WITHOUT CHANGE IN PENSION VALUE[7]
D. James Umpleby, III CEO	2017	$1,200,000	$1,070,000	[1]	$3,288,528	$5,361,394	$2,430,000	$—		$685,287	$14,035,209	$14,035,209
	2016	$825,636	$—		$1,166,657	$2,353,971	$858,138	$62,688		$27,097	$5,294,187	$5,231,499
	2015	$815,805	$—		$1,264,698	$4,154,987	$247,726	$2,582,073		$83,085	$9,148,374	$6,566,301
Bradley M. Halverson Group President & CFO	2017	$804,078	$—		$2,367,683[8]	$2,218,512	$1,387,174	$444,299		$380,950	$7,602,696	$7,158,397
	2016	$786,312	$—		$1,080,269	$2,179,625	$852,957	$231,289		$96,250	$5,226,702	$4,995,413
	2015	$786,312	$—		$1,127,963	$3,705,673	$244,440	$2,293,173		$90,933	$8,248,494	$5,955,321
Robert B. Charter Group President	2017	$756,192	$—		$1,678,238	$2,736,169	$1,244,626	$397,794	[9]	$714,835	$7,527,854	$7,130,060
	2016	$729,768	$500,000		$984,692	$1,986,744	$818,510	$189,327		$247,311	$5,456,352	$5,267,025
	2015	$729,768	$300,000		$1,046,232	$3,437,148	$190,994	$845,918		$541,566	$7,091,626	$6,245,708
Bob De Lange Group President	2017	$664,221	$—		$1,224,639	$1,996,648	$1,381,917	$—	[10]	$2,455,278	$7,722,703	$7,722,703

Thomas Pellette Group President	2017	$756,192	$—		$1,587,553	$2,588,260	$1,304,639	$478,939		$621,423	$7,337,006	$6,858,067

1 This amount represents a $1,070,000 discretionary cash award described on page 36 under the heading “2017 Annual Incentive Payments.”
2 Except as otherwise described for Mr. Halverson in footnote 8 below, the amounts reported in this column represent PRSUs granted in 2017 under the Caterpillar Inc. 2014 Long-Term Incentive Plan (LTIP) and are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, assuming the highest level of performance is achieved for the PRSUs, which at the time of grant reflected the probable level of achievement. Assumptions made in the calculation of these amounts are included in Note 2 “Stock-based compensation” to the Company’s consolidated financial statements for the fiscal year ended December  31, 2017, included in the Company’s Form 10-K filed with the SEC on February 15, 2018.
3 The amounts reported in this column represent Non-Qualified Stock Options (NQs) granted under the LTIP that are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions made in the calculation of these amounts are included in Note 2 “Stock-based compensation” to the Company’s consolidated financial statements for the fiscal year ended December 31, 2017, included in the Company’s Form 10-K filed with the SEC on February 15, 2018.
4 The amounts in this column reflect the AIP payments for 2017. The amount for Mr. De Lange also includes a cash incentive payment for the 2015-2017 performance cycle of $465,277.
5 Because NEOs do not receive “preferred” or “above market” earnings on compensation deferred into SDCP, SEIP and/or DEIP, the amount shown represents only the change between the actuarial present value of each NEO’s total accumulated pension benefit between December 31, 2016 and December 31, 2017. The amount assumes the pension benefit is payable at each NEO’s earliest unreduced retirement age based upon the NEO’s current pensionable earnings.
6 All Other Compensation detail for 2017 is shown in a separate table appearing on the next page.
7 To demonstrate how year over year changes in pension value impact total compensation, as determined under SEC rules, we have included this column to show total compensation without pension value changes. The amounts reported in this column are calculated by subtracting the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column, from the amounts reported in the SEC Total column. The amounts reported in this column differ from, and are not a substitute for, the amounts reported in the SEC Total column.
8 For Mr. Halverson, this amount also includes the incremental fair value associated with the modification to his outstanding 2017 PRSU award totaling $1,006,886 as described under the heading “Retirement of Bradley M. Halverson.” Pursuant to the SEC disclosure rules, removal of the pro-rata vesting provision is considered a modification resulting in additional compensation being reported in the year of modification. Under ASC 718, the incremental fair value associated with such modification is calculated based on the value of the company’s common stock at the time of modification.
9 The amount reported for Mr. Charter has been converted to U.S. dollars using the exchange rate in effect on December 31, 2017 (1 Australian dollar = 0. 78015 U.S. dollar).
10 Mr. De Lange ceased participation in the Swiss pension plan effective December 31, 2016. Mr. De Lange received a distribution of his entire plan benefit, based on a December 31, 2016 valuation, in January 2017 and no longer has a balance in the Swiss plan.

42 |	2018 Proxy Statement

2017 ALL OTHER COMPENSATION TABLE

NAME	MATCHING CONTRIBUTIONS 401(K)	MATCHING CONTRIBUTIONS SDCP	CORPORATE AIRCRAFT/ TRANSPORTATION[1]	HOME SECURITY[2]	OTHER[3]		TOTAL ALL OTHER COMPENSATION
D. James Umpleby, III	$8,078	$34,493	$18,611	$39,000	$585,105		$685,287
Bradley M. Halverson	$8,009	$22,460	$5,788	$44,454	$300,239		$380,950
Robert B. Charter	$7,386	$23,263	$189	$772	$683,225		$714,835
Bob De Lange	$3,309	$33,235	$107	$45,125	$2,373,502	[4]	$2,455,278
Thomas Pellette	$8,100	$7,237	$197	$7,651	$598,238		$621,423

1 The value of personal aircraft usage reported above is based on Caterpillar’s incremental cost per flight hour, including the weighted average variable operating cost of fuel, oil, aircraft maintenance, landing and parking fees, related ground transportation, catering and other smaller variable costs. Mr. Umpleby and the Company have a time-sharing lease agreement, pursuant to which certain costs associated with personal flights are reimbursed by Mr. Umpleby to the Company in accordance with the agreement.
2 Amounts reported for home security represent the cost provided by an outside security provider for hardware and monitoring service. The incremental cost associated with the home security services is determined based upon the amounts paid to the outside service provider.
3 Amounts reported in this column include allowances and reimbursements related to relocation expenses in connection with the Company’s corporate headquarters relocation to Deerfield, Illinois. All NEOs received the same benefits, and were subject to the same relocation policy, as all other employees who relocated in connection with the corporate headquarters move.
4 Mr. De Lange was an International Service Employee (ISE) based in Singapore. The amount shown includes foreign service allowances typically paid by the Company on behalf of the ISE, including allowances paid for moving expenses, housing, mobility premium, home leave, foreign and U.S. taxes. Company paid taxes, relating to this ISE assignment of $1,881,403 were included in this amount, pursuant to the Company’s tax equalization policy for ISEs. These allowances are intended to ensure the Company’s ISEs are in the same approximate financial position as they would have been if they lived in their home country during the time of their international service. These ISE related expenses were valued based on the aggregate incremental cost to the Company and represent the amount accrued for payment or paid to the service provider or the NEO, as applicable.

2018 Proxy Statement	| 43

GRANTS OF PLAN-BASED AWARDS IN 2017

	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS[1]				ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS[2]	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS[3] (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SHARE)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)[4]
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	TARGET (#)
D. James Umpleby, III	03/06/2017	—	—	—	37,895	—	—	$—	$3,288,528
	03/06/2017	—	—	—	—	—	214,370	$95.66	$5,361,394
	AIP[5]	$900,000	$1,800,000	$2,700,000	—	—	—	$—	$—
Bradley M. Halverson	03/06/2017	—	—	—	15,681	—	—	$—	$1,360,797
	03/06/2017	—	—	—	—	—	88,705	$95.66	$2,218,512
	7/31/2017	—	—	—	9,583	—	—	—	$1,006,886[6]
	AIP[5]	$462,392	$924,783	$1,387,174	—	—	—	$—	$—
Robert B. Charter	03/06/2017	—	—	—	19,339	—	—	$—	$1,678,238
	03/06/2017	—	—	—	—	—	109,403	$95.66	$2,736,169
	AIP[5]	$434,880	$869,760	$1,304,639	—	—	—	$—	$—
Bob De Lange	03/06/2017	—	—	—	14,112	—	—	$—	$1,224,639
	03/06/2017	—	—	—	—	—	79,834	$95.66	$1,996,648
	AIP[5]	$381,933	$763,866	$1,145,799	—	—	—	$—	$—
Thomas Pellette	03/06/2017	—	—	—	18,294	—	—	$—	$1,587,553
	03/06/2017	—	—	—	—	—	103,489	$95.66	$2,588,260
	AIP[5]	$434,880	$869,760	$1,304,639	—	—	—	$—	$—

1 The amounts reported in this column represent estimated potential awards under the 2017 AIP.
2 The amounts reported in this column represent estimated potential awards under the LTIP. PRSUs were granted on March 6, 2017 under the LTIP for the 2017-2019 performance period. PRSUs vest at the end of a three-year performance period subject to the Company’s achievement of an average ROE performance hurdle during that period. There is no threshold or maximum payout opportunity with respect to these PRSUs.
3 Amounts reported represent stock options granted under the LTIP. The exercise price for all stock options granted to the NEOs is the closing price of Caterpillar stock on the grant date ($95.66). All stock options granted to the NEOs will vest in one-third increments on each of the first through third year anniversaries of the date of grant.
4 The amounts shown do not reflect realized compensation by the NEO. As reported in this column, the value of PRSUs granted in 2017 under the LTIP are based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, assuming the highest level of performance is achieved for the PRSUs, which at the time of the grant reflected the probable level of achievement.
5 The 2017 AIP estimates shown are based upon each executive’s base salary for 2017. The actual payout was based on the achievement of corporate and business unit performance metrics. Please refer to page 34 of the CD&A for a detailed explanation of the various performance metrics. Payments under the AIP are limited by a plan cap set at $15 million. The cash payouts for the 2017 plan year are included in the column “Non-Equity Incentive Plan Compensation” of the “2017 Summary Compensation Table.”
6 This amount represents the incremental fair value associated with the modification to Mr. Halverson’s 2017 PRSU award in connection with his retirement and does not reflect a new equity grant.

44 |	2018 Proxy Statement

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR END

	OPTION AWARDS					STOCK AWARDS
		NUMBER OF SECURITIES UNDERLYING UNEXERCISED SARs/OPTIONS							EQUITY INCENTIVE PLAN AWARDS:
NAME	GRANT DATE	EXERCISABLE	UNEXERCISABLE	SAR / OPTION EXERCISE PRICE	SAR / OPTION EXPIRATION DATE[1]	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED[2]	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED[3]		NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED[4]	MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED[5]
D. James Umpleby, III	03/01/2010	6,781	—	$57.85	03/01/2020	—		$—	—	$—
	03/07/2011	22,696	—	$102.13	03/07/2021	—		$—	—	$—
	03/05/2012	21,416	—	$110.09	03/05/2022	—		$—	—	$—
	03/04/2013	79,976	—	$89.75	03/04/2023	—		$—	—	$—
	03/03/2014	85,606	—	$96.31	03/03/2024	—		$—	—	$—
	02/27/2015	—	—	$—	—	—		$—	16,325[6]	$2,572,494
	03/02/2015	115,081	57,540	$83.00	03/02/2025	—		$—	—	$—
	03/07/2016	—	—	$—	—	—		$—	18,029[7]	$2,841,010
	03/07/2016	38,017	76,032	$74.77	03/07/2026	—		$—	—	$—
	03/06/2017	—	—	$—	—	—		$—	37,895[7]	$5,971,494
	03/06/2017	—	214,370	$95.66	03/06/2027	—		$—	—	$—
Bradley M. Halverson	03/03/2014	81,061	—	$96.31	03/03/2024	—		$—	—	$—
	02/27/2015	—	—	$—	—	—		$—	14,560[6]	$2,294,365
	03/02/2015	—	51,318	$83.00	03/02/2025	—		$—	—	$—
	03/07/2016	—	—	$—	—	—		$—	16,694[7]	$2,630,641
	03/07/2016	35,201	70,401	$74.77	03/07/2026	—		$—	—	$—
	03/06/2017	—	—	$—	—	—		$—	15,681[7]	$2,471,012
	03/06/2017	—	88,705	$95.66	03/06/2027	—		$—	—	$—
Robert B. Charter	03/07/2011	23,379	—	$102.13	03/07/2021	—		$—	—	$—
	03/05/2012	20,534	—	$110.09	03/05/2022	—		$—	—	$—
	03/04/2013	25,369	—	$89.75	03/04/2023	—		$—	—	$—
	03/03/2014	27,045	—	$96.31	03/03/2024	—		$—	—	$—
	02/27/2015	—	—	$—	—	—		$—	13,505[6]	$2,128,118
	03/02/2015	95,199	47,599	$83.00	03/02/2025	—	$		—	$—
	03/07/2016	—	—	$—	—	—		$—	15,217[7]	$2,397,895
	03/07/2016	32,086	64,171	$74.77	03/07/2026	—		$—	—	$—
	03/06/2017	—	—	$—	—	—		$—	19,339[7]	$3,047,440
	03/06/2017	—	109,403	$95.66	03/06/2027	—		$—	—	$—
Bob De Lange	03/01/2010	2,157	—	$57.85	03/01/2020	—		$—	—	$—
	03/07/2011	3,359	—	$102.13	03/07/2021	—		$—	—	$—
	03/05/2012	2,952	—	$110.09	03/05/2022	—		$—	—	$—
	03/04/2013	3,994	—	$89.75	03/04/2023	—		$—	—	$—
	03/03/2014	5,795	—	$96.31	03/03/2024	—		$—	—	$—
	03/02/2015	21,259	10,629	$83.00	03/02/2025	—		$—	—	$—
	03/07/2016	—	—	$—	—	—		$—	7,409[7]	$1,167,510
	03/07/2016	15,624	31,246	$74.77	03/07/2026	—		$—	—	$—
	03/06/2017	—	—	$—	—	—		$—	14,112[7]	$2,223,769
	03/06/2017	—	79,834	$95.66	03/06/2027	—		$—	—	$—

2018 Proxy Statement	| 45

		OPTION AWARDS				STOCK AWARDS
		NUMBER OF SECURITIES UNDERLYING UNEXERCISED SARs/OPTIONS						EQUITY INCENTIVE PLAN AWARDS:
NAME	GRANT DATE	EXERCISABLE	UNEXERCISABLE	SAR / OPTION EXERCISE PRICE	SAR / OPTION EXPIRATION DATE[1]	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED[2]	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED[3]	NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED[4]	MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED[5]
Thomas Pellette	03/07/2011	3,842	—	$102.13	03/07/2021	—	$—	—	$—
	03/05/2012	4,456	—	$110.09	03/05/2022	—	$—	—	$—
	03/04/2013	20,569	—	$89.75	03/04/2023	—	$—	—	$—
	03/03/2014	28,220	—	$96.31	03/03/2024	—	$—	—	$—
	02/27/2015	—	—	$—	—	—	$—	13,505[6]	$2,128,118
	03/02/2015	95,199	47,599	$83.00	03/02/2025	—	$—	—	$—
	03/07/2016	—	—	$—	—	—	$—	15,217[7]	$2,397,895
	03/07/2016	—	64,171	$74.77	03/07/2026	—	$—	—	$—
	03/06/2017	—	—	$—	—	—	$—	18,294[7]	$2,882,769
	03/06/2017	—	103,489	$95.66	03/06/2027	—	$—	—	$—

1 Stock options granted in 2015, 2016 and 2017 are exercisable in one-third increments on each of the first through third year anniversaries of the date of grant. Stock options expire 10 years from the grant date for an active employee.
2 The amounts shown include the portion of any prior RSU grants that were not vested as of December 31, 2017.
3 The market value of the non-vested RSUs is calculated using the closing price of Caterpillar common stock on December 29, 2017 ($157.58).
4 The amounts shown include the portion of any prior PRSU grants that were not vested as of December 31, 2017.
5 The market value of the non-vested PRSUs is calculated using the closing price of Caterpillar common stock on December 29, 2017 ($157.58).
6 Represents the PRSUs that vested based on the achievement of an average ROE performance hurdle over the three-year performance cycle. The Company achieved the ROE performance hurdle and, accordingly, the PRSUs were released February 13, 2018.
7 Represents the PRSUs that are scheduled to vest following the end of the performance period in 2018 and 2019 respectively based on the Company’s achievement of an average ROE performance hurdle over the three-year performance period. The number of PRSUs reported in this table assumes the aggregate ROE performance hurdle is achieved for the three-year performance period.

2017 OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS[1]		STOCK AWARDS[2]
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE	VALUE REALIZED ON EXERCISE	NUMBER OF SHARES ACQUIRED ON VESTING	VALUE REALIZED ON VESTING
D. James Umpleby, III	—	$—	832	$85,030
Bradley M. Halverson	55,144	$6,516,537	832	$85,030
Robert B. Charter	—	$—	—	$—
Bob De Lange	1,572	$216,103	—	$—
Thomas Pellette	17,174	$2,234,769	—	$—

1 Upon exercise, option holders may surrender shares to satisfy income tax withholding requirements. The amounts shown are gross amounts.
2 Upon vesting of the RSUs, shares are surrendered to satisfy income tax withholding requirements. The amounts shown are gross amounts.

46 |	2018 Proxy Statement

2017 PENSION BENEFITS

NAME	PLAN NAME[1]	NUMBER OF YEARS OF CREDITED SERVICE[2]	PRESENT VALUE OF ACCUMULATED BENEFIT[3]	PAYMENTS DURING LAST FISCAL YEAR
D. James Umpleby, III	RIP	25	$2,143,337	$—
	Solar MRO	25	$12,836,119	$—
Bradley M. Halverson	RIP	29.83	$2,585,631	$—
	SERP	29.83	$5,722,740	$—
Robert B. Charter	CatSuper Plan	28.67	$4,384,948	$—
Bob De Lange	Caprevi, Prevoyance	—	$—	$1,491,600[4]
Thomas Pellette	RIP	24.25	$1,595,468	$—
	SERP	24.25	$1,849,481	$—

1 Caterpillar Inc. Retirement Income Plan (RIP) is a noncontributory U.S. qualified defined benefit pension plan and the Supplemental Retirement Plan (SERP) is a U.S. non-qualified pension plan. The total benefit formula across both plans is 1.5 percent for each year of service (capped at 35 years) multiplied by the final average earnings during the highest five of the final ten years of employment. Final average earnings include base salary and annual incentive compensation, including amounts deferred. The employee’s annual retirement income benefit under the qualified plan is restricted by the Internal Revenue Code limitations, and the excess benefits are paid from the SERP, which is not funded. Mr. Umpleby participated in the Solar Turbines Incorporated Retirement Plan (Solar RP) through December 31, 2014, and participates in the Solar Turbines Incorporated Managerial Retirement Objective Plan (Solar MRO) because he was originally hired by Solar Turbines Incorporated, a wholly owned subsidiary of Caterpillar. The Solar RP was merged into RIP as of January 1, 2015; however, all benefit and eligibility provisions of Solar RP remain unchanged. The Solar RP is a noncontributory U.S. qualified defined benefit pension plan and the Solar MRO is a U.S. non-qualified pension plan. The total benefit formula for the Solar RP is 60 percent of final average salary prorated for years of service less than 25 minus 65 percent of the monthly Social Security benefit. Final average salary is the average base salary for the highest consecutive 36-month period during the 120-month period prior to retirement. Amounts payable under both Solar RP and Solar MRO are based upon a maximum of 25 years of service. The Solar MRO provides a benefit under the same benefit formula and includes base salary and annual incentive pay. The employee’s annual retirement income benefit under the Solar RP is restricted by the Internal Revenue Code limitations and the excess benefits are paid from the Solar MRO. The Solar MRO is not funded. Mr. Charter participates in the Caterpillar of Australia PTY LTD Retirement Plan (CatSuper Plan), a defined benefit plan. The total benefit formula in the plan is 17.5 percent for each year of service multiplied by final average salary during the highest three of the final ten years of employment. Final average salary for this plan includes base salary and annual incentive compensation, including amounts deferred, without any limitation on the dollar amounts covered. The plan formula produces a lump sum amount. Mr. De Lange participated in the Caprevi, Prevoyance Caterpillar (Swiss Plan), a Swiss pension benefit plan until December 31, 2016. Effective January 1, 2017, Mr. De Lange transferred to U.S. payroll and ceased participation in the Swiss plan. Mr. De Lange received a distribution of his entire plan benefit, based on a December 31, 2016 valuation, in January 2017 and no longer has a balance in the Swiss plan.
2 Mr. Umpleby, who participates in the Solar RP and Solar MRO, has more than 25 years of service with the Company and meets the early retirement eligibility requirement of age 55 with at least 10 years of service. Early retirement benefits paid under Solar RP and Solar MRO have a three percent reduction per year under age 62. The Solar RP was merged into RIP as of January 1, 2015; however, all benefit and eligibility provisions of Solar RP remain unchanged. Mr. Halverson and Mr. Pellette participate in RIP and SERP. Amounts payable under both RIP and SERP are based upon a maximum of 35 years of service. All RIP participants may receive their benefit immediately following termination of employment after reaching early retirement eligibility, or may defer benefit payments until any time between early retirement age and normal retirement age. SERP and Solar MRO participants receive their benefit six months after their retirement date. Normal retirement age is defined as age 65 with five years of service. For RIP and SERP participants, early retirement is defined as: any age with 30 years of service, age 55 with 15 years of service or age 60 with 10 years of service. If a participant elects early retirement, benefits are reduced by four percent per year, before age 62. As a current RIP and SERP participant, Mr. Halverson is eligible for early retirement, with a four percent reduction per year under age 62 in both plans. Mr. Charter, who participates in the CatSuper Plan, is currently vested in a benefit attributable to 19.75 years of his service. He also has a benefit under the same plan formula based on an additional 8.92 years of service which will vest if he remains employed with the Company until age 55. This additional benefit would result in a $1,979,664 increase in his accumulated pension value once fully vested. Normal retirement in the CatSuper Plan is defined as age 65 and early retirement is available at age 55, with no reduction to the lump sum earned.
3 The amount in this column represents the actuarial present value for each NEO’s accumulated pension benefit on December 31, 2017. For each NEO, it assumes benefits are payable at each NEO’s earliest unreduced retirement age based upon current level of pensionable income. Present value factors use an interest rate of 3.54 percent and the RP-2014 White Collar separate annuitant and non-annuitant mortality table with a load factor of 92.9 percent adjusted backward to 2006 with MP-2014 and projected forward using Scale MP-2017 with a 15-year convergence period and 75 percent of long-term convergence rates (0.75 percent for ages up to and including 85) which are SERP’s year-end disclosure assumptions at December 31, 2017. The amount reported for Mr. Charter has been converted to U.S. dollars using the exchange rate in effect on December 31, 2017 (1 Australian dollar = 0.78015 U.S. dollar).
4 The amount reported for Mr. De Lange has been converted to U.S. dollars using the exchange rate in effect on December 31, 2017 (1 Swiss Franc = 1.02423 U.S. dollar).

2018 Proxy Statement	| 47

2017 NONQUALIFIED DEFERRED COMPENSATION

NAME	PLAN NAME[1]	EXECUTIVE CONTRIBUTIONS IN 2017[2]	REGISTRANT CONTRIBUTIONS IN 2017[2]	AGGREGATE EARNINGS IN 2017[3]	AGGREGATE BALANCE AT 12/31/17[4]
D. James Umpleby, III	SDCP	$68,986	$34,493	$1,229,551	$3,717,914
	SEIP	$—	$—	$6,109	$38,700
	DEIP	$—	$—	$888,803	$3,554,562
Bradley M. Halverson	SDCP	$44,920	$22,460	$335,660	$1,690,551
	SEIP	$—	$—	$3,343	$7,902
	DEIP	$—	$—	$63,275	$149,566
Robert B. Charter	SDCP	$46,527	$23,263	$13,002	$125,754

Bob De Lange	SDCP	$33,235	$33,235	$4,126	$70,595

Thomas Pellette	SDCP	$14,474	$7,237	$81,822	$265,935

1 The Supplemental Deferred Compensation Plan (SDCP) is a non-qualified deferred compensation plan adopted in March 2007 with a retroactive effective date of January 1, 2005, which effectively replaced the Supplemental Employees’ Investment Plan (SEIP) and Deferred Employees’ Investment Plan (DEIP).
2 SDCP allows eligible U.S. employees, including all NEOs, to voluntarily defer a portion of their base salary and annual incentive pay into the plan and receive a Company matching contribution. SPP pay may also be deferred, but does not qualify for any Company matching contributions. Amounts deferred by executives in 2017 for base salary, annual incentive pay and/or long-term cash incentive payouts are included in the “2017 Summary Compensation Table.” Matching and/or annual non-elective contributions in non-qualified deferred compensation plans made by Caterpillar in 2017 are also included in the “2017 All Other Compensation Table” under the Matching Contributions SDCP column. SDCP participants may elect a lump sum payment, or an installment distribution payable for up to 15 years after separation.
3 Aggregate earnings comprise interest, dividends, capital gains and appreciation/depreciation of investment results. The investment choices available to the participant mirror those of the Company’s 401(k) plan.
4 Amounts in this column include the following amounts that were previously reported in the “Summary Compensation Table” for the years 2015–2017 as follows: Mr. Umpleby $345,429; Mr. Halverson $276,033; Mr. Charter $111,619.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Except for customary provisions in employee compensation plans and as required by law, there are no pre-existing severance or change in control agreements with the NEOs.

The following is a summary of the compensation that would become payable under the existing compensation plans if an NEO’s employment had terminated on December 31, 2017 in each of the following scenarios:

●	Voluntary Separation, including retirement that does not qualify as Long-Service Separation
●	Long-Service Separation (separation after age 55 with 5 or more years of Company service)
●	Termination for Cause
●	Termination without Cause or for Good Reason within one year following a change in control (Termination following CIC)

48 |	2018 Proxy Statement

EQUITY AWARDS
Voluntary Separation	●Stock Options and SARs: Vested awards are exercisable until the earlier of the expiration date or 60 days from the separation date; unvested awards are forfeited
●PRSUs and RSUs: Unvested awards are forfeited
Long-Service Separation	●Stock Options and SARs granted prior to 2016: Vest and are exercisable until the earlier of the expiration date or 60 months from the separation date
●Stock Options granted in 2016: Vest and become immediately exercisable for the remaining term of the award
●Stock Options granted in 2017: Vest over the normal vesting schedule and become exercisable for the remaining term of the award
●RSUs granted in 2015 and 2016: Accelerated vesting
●RSUs granted in 2017: Vest over their normal vesting schedule
●PRSUs granted prior to 2017: Remain outstanding and vest if and to the extent performance goals are achieved

●PRSUs granted in 2017: Vesting for pro-rated service period based on the number of months employed during the performance cycle; PRSUs remain outstanding and vest if and to the extent performance goals are achieved

Termination for Cause	●Stock Options and SARs: Vested but unexercised awards and unvested awards are forfeited
●PRSUs and RSUs: Unvested awards are forfeited
Termination following CIC	●Stock Options: Vest and become immediately exercisable for remaining term of the award
●PRSUs and RSUs: Accelerated vesting of outstanding awards
ANNUAL INCENTIVE PLAN
Voluntary Separation	●Payment is forfeited
Long-Service Separation	●Payment for a pro-rated service period based on actual results
Termination for Cause	●Payment is forfeited
Termination following CIC	●Payment for a pro-rated service period assuming achievement of target opportunity
STRATEGIC PERFORMANCE PLAN
Voluntary Separation	●Payment is forfeited
Long-Service Separation	●Payment for a pro-rated service period based on actual results
Termination for Cause	●Payment is forfeited
Termination following CIC	●Payment for entire performance period assuming achievement of maximum opportunity

DEFERRED COMPENSATION

The “2017 Nonqualified Deferred Compensation” table on page 48 describes unfunded, non-qualified deferred compensation plans that permit the deferral of salary, bonus and short-term cash performance awards by NEOs. These plans also provide for matching and/or annual non-elective contributions by the Company. NEOs are eligible to receive the amount in their deferred compensation accounts following termination under any termination scenario unless the NEO elected to further defer the payment as permitted by the plans.

TERMS AND POTENTIAL PAYMENTS – CHANGE IN CONTROL

The following tabular information quantifies certain payments that would become payable under existing plans and arrangements if the NEO’s employment had terminated on December 31, 2017. The information is provided relative to the NEO’s compensation and service levels as of the date specified. If applicable, they are based on the Company’s closing stock price on December 29, 2017.

2018 Proxy Statement	| 49

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

		EQUITY AWARDS
NAME	TERMINATION SCENARIO[1]	STOCK OPTIONS/ SARS[2]	PRSUs/RSUs[3]	SHORT-TERM INCENTIVE[4]	TOTAL
D. James Umpleby, III	Voluntary Separation	$23,861,334	$7,404,001	$2,430,000	$33,695,335
	Termination for Cause	$—	$—	$—	$—
	Termination following CIC	$23,861,334	$11,384,997	$1,800,000	$37,046,331
Bradley M. Halverson	Voluntary Separation	$15,149,817	$5,748,676	$1,387,174	$22,285,667
	Termination for Cause	$—	$—	$—	$—
	Termination following CIC	$15,149,817	$7,396,017	$924,783	$23,470,617
Robert B. Charter	Voluntary Separation	$—	$—	$—	$—
	Termination for Cause	$—	$—	$—	$—
	Termination following CIC	$15,638,168	$7,573,452	$869,760	$24,081,380
Bob De Lange	Voluntary Separation	$—	$—	$—	$—
	Termination for Cause	$—	$—	$—	$—
	Termination following CIC	$8,323,513	$3,391,279	$763,866	$12,478,658
Thomas Pellette	Voluntary Separation	$—	$—	$—	$—
	Termination for Cause	$—	$—	$—	$—
	Termination following CIC	$15,271,973	$7,408,781	$869,760	$23,550,514

1 If an NEO qualifies for long-service separation and voluntarily separates from the company, long-service separation rules will apply. In 2017, Messrs. Umpleby and Halverson each qualified for long-service separation and would therefore receive the amounts reported under “Voluntary Separation.”
2 For valuation purposes, as of December 29, 2017, the option exercise price was lower than the year-end closing price of $157.58 for the 2015, 2016 and 2017 grants. The 2015, 2016 and 2017 grants were not fully vested as of December 31, 2017.
3 The valuation shown is based upon the number of PRSUs and RSUs that would vest multiplied by the closing price of Caterpillar common stock on December 29, 2017, which was $157.58 per share.
4 The plan provisions limit the payout to a maximum of $15.0 million in any single year. Amounts shown for Termination following CIC represent the target payout available under AIP for all NEOs.

RETIREMENT OF BRADLEY M. HALVERSON

On July 31, 2017, Bradley M. Halverson provided notice of his decision to retire as Group President and Chief Financial Officer of the Company. In connection with Mr. Halverson’s retirement, the Company entered into a Retention and Retirement Agreement with Mr. Halverson (the “Agreement”), dated July 31, 2017. Pursuant to the terms of the Agreement as amended, (i) Mr. Halverson will receive a cash payment of $2,612,250 payable as soon as practicable after his retirement effective May 4, 2018, and (ii) Mr. Halverson’s outstanding equity awards will be treated in accordance with their terms, except that the performance-based restricted stock award granted to Mr. Halverson in 2017 will not be prorated. The Agreement also contains various covenants, including restrictive covenants relating to non-competition, non-solicitation, non-disparagement, confidentiality and cooperation.

COMPENSATION RISK

The CHRC regularly reviews the Company’s compensation policies and practices, including the risks created by the Company’s compensation plans. In addition, the Company also conducted a review of its compensation plans and related risks to the Company. The Company reviewed its analysis with the Committee and the Committee’s independent compensation consultant, and the Committee concluded the compensation plans reflected the appropriate compensation goals and philosophy. Based on this review and analysis, the Company has concluded that any risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

50 |	2018 Proxy Statement

CEO PAY RATIO

The Company is providing the following disclosure about the relationship of the annual total compensation of its employees to the annual total compensation of Mr. Umpleby, the CEO. To better understand this disclosure, it is important to emphasize that the Company’s compensation programs are designed to reflect local market practices across our global operations. The Company strives to create a competitive global compensation program in terms of both the position and the geographic location in which Caterpillar employees are located. As a result, the Company’s compensation programs vary among each local market to provide for a competitive compensation package.

●	The median annual total compensation of all Caterpillar employees, other than Mr. Umpleby, was $65,770.
●	Mr. Umpleby’s annual total compensation, as reported in the Summary Compensation Table was $14,035,209.
●	The ratio of Mr. Umpleby’s annual total compensation compared to the median of the annual total compensation of all employees was 213 to 1.

We determined our median employee by including all full and part time employees as of October 1, 2017, of which approximately 43% were in the U.S. and 57% were outside of the U.S. The Company did not exclude any of its employees when determining the employee population from which to identify the median employee. For purposes of identifying the Company’s median employee, the Company considered the base salary and annual cash incentive. Base salary and annual cash incentive were chosen because (i) they represent the principal forms of compensation delivered to all employees and (ii) this information is readily available in each country. In addition, compensation was measured using the 12-month period ending December 31, 2017.

The Company’s median employee’s total compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules.

2018 Proxy Statement	| 51

SHAREHOLDER PROPOSALS

PROPOSAL 4 – SHAREHOLDER PROPOSAL – DECREASE PERCENT OF OWNERSHIP REQUIRED TO CALL SPECIAL SHAREHOLDER MEETING

What am I voting on?
Shareholders are being asked to vote on a proposal that would give holders in the aggregate of 15 percent of our outstanding common stock the power to call a special shareholder meeting.

Who submitted the proposal?
The proposal was submitted by Myra K. Young, 9295 Yorkship Court, Elk Grove, CA 95758, who has represented that she is the owner of 50 shares of Caterpillar Inc. common stock.

Board Voting Recommendation: AGAINST proposal

Caterpillar Inc. is not responsible for the content of this Shareholder proposal or supporting statement.

PROPOSAL

PROPOSAL 4 — SPECIAL SHAREHOLDER MEETINGS

RESOLVED: The shareholders of Caterpillar Inc. (‘CAT’ or ‘Company’) hereby request the Board of Directors take the steps necessary to amend our bylaws and each appropriate governing document to give holders with an aggregate of 15% net long of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board’s current power to call a special meeting.

SUPPORTING STATEMENT

Delaware law allows 10% of company shares to call a special meeting. A shareholder right to call a special meeting is a way to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. This is important because there could be 15-months between annual meetings.

A shareholder right to act by written consent and to call a special meeting are two complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. Both are associated with increased governance quality and shareholder value. Our Company makes no provisions for written consent and requires 25% to call a special meeting.

Currently, 64% of S&P 500 companies have adopted company bylaws, articles of incorporation, or charter provisions to allow shareholders to call a special meeting. Even more than half of all S&P 1500 companies allow shareholders this right.

This proposal topic also won majority votes last year at Salesforce.com, NETGEAR, and United Rentals. It may be possible to adopt this proposal by simply incorporating this text into our governing documents:

“Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board or President or Secretary upon the order in writing of a majority of or by resolution of the Board of Directors, or at the request in writing of stockholders owning 15% net long of the entire capital stock of the Corporation issued and outstanding and entitled to vote.”

This proposal should be seen in the context that in 2017 many investors voted for a similar proposal at CAT including Northern Trust, BNY Mellon, Morgan Stanley, Franklin Templeton, Invesco, and many others. We urge the Board to join the mainstream of major U.S. companies and establish a right for shareholders owning 15% of our outstanding common sock to call a special meeting.

Please vote for: Special Shareowner Meetings — Proposal 4

52 |	2018 Proxy Statement

COMPANY RESPONSE

The Board recommends a vote AGAINST this proposal for the reasons provided below.

Caterpillar’s bylaws currently provide that persons collectively holding at least 25 percent of the Company’s common stock may call a special meeting upon written request to the Company’s Corporate Secretary. The current threshold is designed to strike a balance between assuring that shareholders have the ability to call a special meeting and protect against the risk that a small minority of shareholders, including those with special interests, could trigger the expense and distraction of a special meeting to pursue matters that are not widely viewed as requiring immediate attention or for reasons that may not be in the best interests of the Company or all of our shareholders. The Company’s current threshold is well within the mainstream.

Caterpillar continues to view direct shareholder engagement as key to the Company’s success. To that end, Caterpillar leaders meet regularly with shareholders to discuss our strategy, operational performance, and business practices. We also meet with shareholders throughout the year to share perspectives on corporate governance and executive compensation matters. This commitment to ongoing dialogue with our shareholders, together with practices such as annual director elections, majority voting for directors, a “proxy access” right for nominating directors, no supermajority voting provisions and shareholders’ existing right to call special meetings, protects shareholder rights without the expense and risk associated with a lower special meeting threshold.

2018 Proxy Statement	| 53

PROPOSAL 5 – SHAREHOLDER PROPOSAL – AMEND THE COMPANY’S COMPENSATION CLAWBACK POLICY

What am I voting on?
Shareholders are being asked to vote on a proposal that requests the Board of Directors to amend the Company’s compensation clawback policy to include any misconduct or oversight failure that causes significant financial or reputational harm.

Who submitted the proposal?
The proposal was submitted by CtW Investment Group, 1900 L St. NW, Suite 900, Washington, DC 20036 who has represented that it is the owner of 32 shares of Caterpillar Inc. common stock.

Board Voting Recommendation: AGAINST proposal

Caterpillar Inc. is not responsible for the content of this Shareholder proposal or supporting statement.

PROPOSAL

PROPOSAL 5 — AMEND CLAWBACK POLICY

RESOLVED, that shareholders of Caterpillar Inc. (the “Company”) urge the Compensation and Human Resource Committee of the Board of Directors (the “Committee”) to amend the Company’s clawback policy to provide that the Committee will (a) review, and determine whether to seek recoupment of, incentive compensation paid, granted or awarded to a senior executive if, in the Committee’s judgment, (i) there has been conduct resulting in a material violation of law or Company policy that causes significant financial or reputational harm to Company, and (ii)  the senior executive engaged in such conduct or failed in his or her responsibility to manage or monitor conduct or risks; and (b) disclose the circumstances of any recoupment if (i) required by law or regulation or (ii) the Committee determines that disclosure is in the best interests of Company and its shareholders.

“Recoupment” is (a) recovery of compensation already paid and (b) forfeiture, recapture, reduction or cancellation of amounts awarded or granted over which Company retains control. These amendments should operate prospectively and be implemented so as not to violate any contract, compensation plan, law or regulation.

SUPPORTING STATEMENT

As long-term shareholders, we believe that compensation policies should promote sustainable value creation. We agree with former GE general counsel Ben Heineman Jr. that recoupment policies are “a powerful mechanism for holding senior leadership accountable to the fundamental mission of the corporation: proper risk taking balanced with proper risk management and the robust fusion of high performance with high integrity.” (http//:blogs.law.harvard.edu/corpgov/2010/08/13/making-sense-out-of-clawbacks/)

Caterpillar has adopted a policy allowing recoupment of certain incentive pay from a corporate officer as a result of a restatement of financial results, taking into account, among other things, whether the incentive award would have been lower based on the restated results. In our view, providing for recoupment only for accounting and financial reporting noncompliance is too narrow. We believe that recoupment is an important remedy for other kinds of conduct that may not cause a restatement, but may harm Caterpillar’s reputation and prospects. As well, it may be appropriate to hold accountable a senior executive who did not commit misconduct but who failed in his or her management or monitoring responsibility. We have seen the effectiveness of such policies in addressing reputational failures without a financial restatement, most notably at Wells Fargo.

Recent legal settlements underscore the need for a stronger policy in this area, notably Caterpillar’s agreement to pay $60 million to settle a class action settlement in 2016 related to possible defects in the Company’s emission control system for certain heavy duty diesel engines. (http://www.pjstar.com/news/20161202/caterpillar-settles-truck-engine-suit-for-60-million). Further in March 2017, federal investigators raided the Company’s facilities related to an ongoing criminal investigation of the Company’s offshore tax structure. (https://www.nytimes.com/2017/03/02/business/caterpillar-raid-tax-practices.html). Such events have the potential to harm the Company’s reputation and goodwill, and a strong recoupment policy can avoid the Company finding itself enmeshed in needless and costly controversy.

54 |	2018 Proxy Statement

COMPANY RESPONSE

The Board recommends a vote AGAINST this proposal for the reasons provided below.

This proposal is unnecessary because the Company has already adopted a customary and robust executive compensation clawback policy. Our current clawback policy allows the Compensation Committee to recoup cash and equity incentive compensation from officers if their conduct contributed to an accounting restatement. The policy provides the Compensation Committee with discretion to ensure that recoupment would be in the best interests of the Company, but avoids the vague and subjective standards advocated by this proposal. The Company’s current compensation structure and recoupment tools strike the right balance to motivate executives to deliver long-term results, while at the same time discouraging inappropriate behavior.

The proponent’s amendment would introduce vague and imprecise standards into the recoupment process by requiring recoupment if there has been conduct resulting in a “violation of law or Company policy that causes significant financial or reputational harm to the Company” or if he or she “failed in his or her responsibility to manage or monitor conduct or risks.” There is no definition or measurable standard for what conduct qualifies or for calculating the recoupment amount resulting from such harm. The proposed amendment would undermine the effectiveness of our performance-based compensation by introducing the type of subjective evaluations that we have sought to avoid under our performance-based programs.

Requiring public disclosure of all recoupment action could be harmful. SEC rules already require disclosure of recoupment action taken against our CEO, CFO and other named executive officers. Disclosure of recoupment action impacting other officers should be at the Board’s discretion in order to balance investors’ interest in receiving the information with applicable legal, commercial and privacy concerns.

2018 Proxy Statement	| 55

PROPOSAL 6 – REQUIRE HUMAN RIGHTS QUALIFICATIONS FOR DIRECTOR NOMINEES

What am I voting on?
Shareholders are being asked to vote on a proposal that requests the Board of Directors to nominate for Board election at least one candidate with human rights qualifications.

Who submitted the proposal?
The proposal was submitted by The Domestic and Foreign Missionary Society of the Protestant Episcopal Church in the United States of America, 815 Second Avenue, New York, NY 10017, who has represented that it is the owner of 200 shares of Caterpillar Inc. common stock. The proposal was also submitted by six other co-filers. Pursuant to Rule 14a-8(l)(1) promulgated under the Securities Exchange Act of 1934, the Company will provide the name, address and number of Company securities held by the co-filers of this shareholder proposal promptly upon receipt of a written or oral request.

Board Voting Recommendation: AGAINST proposal

Caterpillar is not responsible for the content of this Shareholder proposal or the supporting statement.

PROPOSAL

PROPOSAL 6 — REQUIRE HUMAN RIGHTS QUALIFICATIONS FOR DIRECTOR NOMINEES

RESOLVED, shareholders request that, as elected board directors’ terms of office expire, the Caterpillar Board Nominating Committee nominate for Board election at least one candidate who: has a high level of human rights expertise and experience in human rights matters relevant to Company production and supply chain, related risks, and is widely recognized in business and human rights communities as such, as reasonably determined by the Board, and will qualify, subject to exceptions in extraordinary circumstances explicitly specified by the Board, as an independent director.*

*A director shall not be considered “independent” if, during the last three years, she or he:

●	was, or is affiliated with a company that was an advisor or consultant to Company;
●	was employed by or had a personal service contract(s) with Company or senior management;
●	was affiliated with a company or non-profit entity that received the greater of $2 million or 2% of its gross annual revenues from Company;
●	had a business relationship with Company worth at least $100,000 annually;
●	has been employed by a public company at which an executive officer of Company serves as a director;
●	had a relationship of the sorts described herein with any affiliate of Company; and
●	was a spouse, parent, child, sibling or in-law of any person described above.

SUPPORTING STATEMENT

WHEREAS, Caterpillar Inc., a global corporation, faces increasingly complex problems as the international social and cultural context changes.

Companies are faced with ethical and legal challenges arising from diverse cultures and political and economic contexts. Today, management must address issues that include human rights, workers’ right to organize, non-discrimination in the workplace, protection of environment, and sustainable community development. Caterpillar itself does business in countries with human rights challenges including China, Singapore, Middle East, Israel and occupied Palestinian territories.

We believe global companies must implement comprehensive codes of conduct, such as those found in Principles for Global Corporate Responsibility: Bench Marks for Measuring Business Performance, developed by an international group of religious investors (www.bench-marks.org).

56 |	2018 Proxy Statement

Human rights expertise at both management and board levels is critical to industrials companies’ success because of significant environmental issues associated with their operations. These impact shareholders, lenders, host country governments and regulators, as well as affected communities and indigenous peoples. Companies’ ability to demonstrate policies and best practices reflecting internationally accepted human rights standards can lead either to successful business planning or, if not in place, difficulties in raising new capital and obtaining the necessary licenses from regulators.

We believe Caterpillar’s Board of Directors would benefit by electing to its Board independent specialists versed in all business aspects of human rights. Just one authoritative figure with acknowledged expertise and standing could perform a valuable role in ways that would enable the Board to more effectively address issues and risks inherent in its present business model regarding human rights. It would also help ensure that the highest levels of attention are focused on developing human rights standards for new projects.

COMPANY RESPONSE

The Board recommends a vote AGAINST this proposal for the reasons provided below.

Caterpillar has adopted a supplier code of conduct and a human rights policy that considers and incorporates many elements of internationally recognized human rights standards, including the United Nations Declaration of Human Rights (UNDHR) and International Labor Organization’s (ILO) Declaration on Fundamental Principles and Rights at Work. Implementation of the policy is overseen by a dedicated human rights manager and includes an ongoing assessment of the impact our operations have on human rights, due diligence, performance tracking, mechanisms to report grievances and remediation processes. The human rights manager consults with external stakeholders and experts in the human rights field and operates under the oversight of an internal human rights working group with progress reports periodically reviewed by the Public Policy & Governance Committee of the Board. In 2017, Caterpillar was recognized by the Dow Jones Sustainability Index (DJSI) as a leader in our industry for human rights for commitment, practices and disclosure, and recognized for Caterpillar’s overall sustainability performance to be in the top ten percent of our industry. The Board does not believe that setting aside a Board seat for a human rights specialist is necessary or a good corporate governance practice and would limit the Board’s ability to identify and recruit the most qualified candidates who must consider a broad range of issues.

2018 Proxy Statement	| 57

OTHER IMPORTANT INFORMATION

PERSONS OWNING MORE THAN FIVE PERCENT OF CATERPILLAR COMMON STOCK

The following table lists those persons or groups (based on a review of Schedule 13Gs filed with the SEC) who beneficially own more than five percent of Caterpillar common stock as of December 31, 2017.

NAME AND ADDRESS	VOTING AUTHORITY		DISPOSITIVE AUTHORITY		TOTAL AMOUNT OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
	SOLE	SHARED	SOLE	SHARED
State Street Corporation and	0	31,441,667	0	49,133,811	49,133,811	8.26
various direct and indirect subsidiaries[1]
State Street Financial Center
One Lincoln Street
Boston, MA 02111
The Vanguard Group[2]	845,099	129,925	42,185,956	952,193	43,138,149	7.25
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.	32,961,261	0	37,565,629	0	37,565,629	6.30
55 East 52nd Street
New York, NY 10055

1 State Street Bank and Trust Company serves as investment manager for certain Caterpillar defined contribution plans (17,692,144 shares).
2 Beneficial ownership includes 657,994 shares for which Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner, as a result of serving as investment manager of collective trust accounts. Beneficial ownership also includes 477,469 shares for which Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner as a result of its serving as investment manager of Australian investment offerings.

58 |	2018 Proxy Statement

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS*

Security ownership of Caterpillar’s Executive Officers, Board of Directors and Nominees to the Board of Directors (as of January 1, 2018) is included in the following table.

	COMMON STOCK[1]	SHARES UNDERLYING STOCK OPTIONS/ SARs/RSUs EXERCISABLE WITHIN 60 DAYS	ADDITIONAL STOCK OPTIONS/SARs/ RSUs EXERCISABLE UPON RETIREMENT[2]	TOTAL
Kelly A. Ayotte	458	—	—	458
David L. Calhoun	33,055	—	3,920	36,975
Robert B. Charter	23,417	223,612	—	247,029
Bob De Lange	10,230	55,140	—	65,370
Daniel M. Dickinson	5,247	—	1,307	6,554
Juan Gallardo	271,743	—	1,307	273,050
Bradley M. Halverson	26,472	116,262	210,424	353,158
Dennis A. Muilenburg	10,865	—	—	10,865
William A. Osborn	50,338	—	1,307	51,645
Thomas A. Pellette	25,792	152,286	—	178,078
Debra L. Reed	5,054	—	—	5,054
Edward B. Rust, Jr.	29,732	—	1,307	31,039
Susan C. Schwab	16,980	—	1,307	18,287
D. James Umpleby III	37,383	369,573	347,942	754,898
Miles D. White	6,006	—	1,307	7,313
Rayford Wilkins, Jr.	943	—	—	943
All directors and executive officers as a group[3] (20 persons)	607,451	953,814	590,220	2,151,485

* Each person listed in the table has beneficial ownership of less than 1 percent.
1 Common stock that is directly or indirectly beneficially owned, including stock that is individually or jointly owned and shares over which the individual has either sole or shared investment or voting authority.
2 Stock Options, SARs or RSUs that are not presently exercisable within 60 days but that would become immediately exercisable if such individual was eligible to retire and elected to retire pursuant to long-service separation.
3 None of the shares held by the group has been pledged.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE, and to furnish Caterpillar with copies of such forms. Based on our review of the forms we have received, or written representations from reporting persons, we believe that, during 2017, each of our executive officers and directors complied with all such filing requirements, with the exception of one late Form 4 filing by Jananne A. Copeland and one late Form 4 filing by Denise C. Johnson, each disclosing one transaction, which was filed late due to an administrative error.

2018 Proxy Statement	| 59

MATTERS RAISED AT THE ANNUAL MEETING NOT INCLUDED IN THIS STATEMENT

We do not know of any matters to be acted upon at the 2018 Annual Meeting other than those discussed in this statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2019 ANNUAL MEETING

A proposal for action or the nomination of a director to be presented by any shareholder at the 2019 annual meeting of shareholders must be delivered in the manner and accompanied by the information required in our bylaws.

●	Rule 14a-8 proposals: If the proposal is to be included in our proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be received at the office of the Corporate Secretary on or before January 2, 2019;
●	Proposals or nominations not to be included in our proxy: If the proposal or the nomination of a director is not to be included in the proxy statement, the proposal must be received at the office of the Corporate Secretary no earlier than February 14, 2019 and no later than April 15, 2019.
●	Proxy Access nominations: If the proposal is for the nomination of directors to be included in our proxy statement pursuant to proxy access under Article II, Section 4 of Caterpillar’s bylaws, the proposal must be received at the office of the Corporate Secretary no earlier than December 3, 2018 and no later than January 2, 2019.

Our bylaws are available on our website at www.caterpillar.com/governance. Shareholder proposals, director nominations and requests for copies of our bylaws should be delivered to Caterpillar Inc. c/o General Counsel and Corporate Secretary, 510 Lake Cook Road, Suite 100, Deerfield, IL 60015. Additionally, we request that you send a copy to the following facsimile number: 309-675-6620.

ACCESS TO FORM 10-K

Upon written request, without charge to each record or beneficial holder of Caterpillar common stock as of April 16, 2018, we will provide a copy of our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC. Written requests should be directed to Caterpillar Inc. General Counsel and Corporate Secretary at 510 Lake Cook Road, Suite 100, Deerfield, IL 60015.

60 |	2018 Proxy Statement

FREQUENTLY ASKED QUESTIONS REGARDING MEETING ATTENDANCE AND VOTING

Q:	Why am I receiving these proxy materials?

A:

You have received these proxy materials because you are a Caterpillar shareholder of record as of April 16, 2018, and Caterpillar’s Board of Directors are your soliciting authority (or proxy) to vote your shares at the 2018 Annual Meeting. This proxy statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.

Q:	How do I obtain an admission ticket to attend the Annual Meeting?

A:	Anyone wishing to attend the Annual Meeting must have an admission ticket. Admission is limited to:

●Shareholders of record as of April 16, 2018, together with one immediate family member;
●Authorized proxy holders of shareholders of record as of April 16, 2018; or
●An authorized representative of a registered shareholder who has been designated to present a shareholder proposal.

You must provide evidence of your ownership of shares along with your ticket request and follow the requirements for obtaining an admission ticket specified in the “Admission and Ticket Request Procedure” on page 64. Accredited members of the media and analysts are also permitted to attend the Annual Meeting by following the directions provided in the “Admission and Ticket Request Procedure” on page 64.

Q:	What is the difference between a registered shareholder and a street name holder?

A:

A registered shareholder is a shareholder whose ownership of Caterpillar common stock is reflected directly on the books and records of our transfer agent, Computershare Shareowner Services LLC. If you hold stock through a bank, broker or other intermediary, you hold your shares in “street name” and are not a registered shareholder. For shares held in street name, the registered shareholder is the bank, broker or other intermediary. Caterpillar only has access to ownership records for registered shareholders.

Q:	When was the record date and who is entitled to vote?

A:

The Board of Directors set April 16, 2018 as the record date for the 2018 Annual Meeting. Holders of Caterpillar common stock as of the record date are entitled to one vote per share. As of April 16, 2018, there were 597,949,766 shares of Caterpillar common stock outstanding.

A list of all registered shareholders as of the record date will be available for examination by shareholders during normal business hours at 510 Lake Cook Road, Suite 100, Deerfield, IL 60015 at least ten days prior to the Annual Meeting and will also be available for examination at the Annual Meeting.

Q:	How do I vote?

A:	You may vote by any of the following methods:

In Person – Shareholders that obtain an admission ticket and attend the Annual Meeting will receive a ballot for voting. If you hold shares in street name, you must also obtain a legal proxy from your broker to vote in person and submit the proxy along with your ballot at the meeting.

By Mail – Complete, sign and return the proxy and/or voting instruction card provided.

By Mobile Device – Scan this QR code and follow the voting links.

By Phone – Follow the instructions on your Internet Notice, proxy and/or voting instruction card or email notice.

By Internet – Follow the instructions on your Internet Notice, proxy and/or voting instruction card or email notice.

2018 Proxy Statement	| 61

If you vote by phone, mobile device or the Internet, please have your Internet Notice, proxy and/or voting instruction card or email notice available. The control number appearing on your Internet Notice, proxy and/ or voting instruction card or email notice is necessary to process your vote. A mobile device, phone or Internet vote authorizes the named proxies in the same manner as if you marked, signed and returned the card by mail.

Q:	How do I vote my 401(k) or savings plan shares?

A:

If you participate in a 401(k) or savings plan sponsored by Caterpillar or one of its subsidiaries that includes a Caterpillar stock investment fund, you may give voting instructions to the plan trustee with respect to the shares of Caterpillar common stock in that fund that are associated with your plan account. The plan trustee will follow your voting instructions unless it determines that to do so would be contrary to law. If you do not provide voting instructions, the plan trustee will act in accordance with the employee benefit plan documents. In general, the plan documents specify that the trustee will vote the shares for which it does not receive instructions in the same proportion that it votes shares for which it received timely instructions, unless it determines that to do so would be contrary to law.

You may revoke previously given voting instructions by following the instructions provided by the trustee.

Q:	What are “broker non-votes” and why is it important that I submit my voting instructions for shares I hold in street name?

A:

Under the rules of the New York Stock Exchange (NYSE), if a broker or other financial institution holds your shares in its name and you do not provide your voting instructions to them, that firm’s discretion to vote your shares for you is very limited. For this Annual Meeting, in the absence of your voting instructions, your broker only has discretion to vote on Proposal 2, the ratification of the appointment of our independent registered public accounting firm. It does not have discretion to vote your shares for any of the other proposals expected to be presented at the Annual Meeting. If you do not provide voting instructions and your broker elects to vote your shares on Proposal 2, the missing votes for each of the other proposals are considered “broker non-votes.”

Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares promptly.

Q:	How can I authorize someone else to attend the Annual Meeting or vote for me?

A:

Registered shareholders can authorize someone other than the individual(s) named on the proxy and/or voting instruction card to attend the meeting or vote on their behalf by crossing out the individual(s) named on the card and inserting the name of the individual being authorized or by providing a written authorization to the individual being authorized.

Street name holders can authorize someone other than the individual(s) named on the legal proxy obtained from their broker to attend the meeting or vote on their behalf by providing a written authorization to the individual being authorized along with the legal proxy.

To obtain an admission ticket for an authorized proxy representative, see the requirements specified in the “Admission and Ticket Request Procedure” on page 64.

Q:	How can I change or revoke my proxy?

A:

Registered shareholders: You may change or revoke your proxy by submitting a written notice of revocation to Caterpillar Inc. c/o Corporate Secretary at 510 Lake Cook Road, Suite 100, Deerfield, IL 60015 before the Annual Meeting or by attending the Annual Meeting and voting in person. For all methods of voting, the last vote cast will supersede all previous votes.

Holders in street name: You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

Q:	What is the quorum requirement for the Annual Meeting?

A:

A quorum of shareholders is necessary to hold a valid meeting. Holders of at least one-third of all Caterpillar common stock must be present in person or by proxy at the Annual Meeting to constitute a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum.

Q:	What vote is necessary for action to be taken on proposals?

A:

In uncontested elections, director nominees are elected by a majority vote of the shares cast, meaning that each director nominee must receive a greater number of shares voted “for” such director than shares voted “against” such director. If an incumbent director does not receive a greater number of shares voted “for” such director than shares voted “against” such director, then such director must tender his or her resignation to the Board of Directors.

62 |	2018 Proxy Statement

In a contested election, director nominees are elected by a plurality of the votes cast, meaning that the nominees with the most affirmative votes are elected to fill the available seats.

All other actions presented for a vote of the shareholders at the Annual Meeting require an affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter.

Abstentions will have no effect on director elections. Abstentions will have the effect of a vote against all other proposals. Broker non-votes will not have an effect on any of the proposals presented for your vote.

Votes submitted by mail, telephone, mobile device or Internet will be voted by the individuals named on the card (or the individual properly authorized) in the manner indicated. If you do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations. If you hold shares in more than one account, you must vote each proxy and/or voting instruction card you receive to ensure that all shares you own are voted.

Q:	What does it mean if I receive more than one proxy card?

A:

Whenever possible, registered shares and plan shares for multiple accounts with the same registration will be combined into the same proxy card. Shares with different registrations cannot be combined and as a result, you may receive more than one proxy card. For example, shares held in your individual account will not be combined on the same proxy card as shares held in a joint account with your spouse.

Street shares are not combined with registered or plan shares and may result in your receipt of more than one proxy card. For example, shares held by a broker for your account will not be combined with shares registered directly in your name.

If you hold shares in more than one form, you must vote separately for each notice, proxy and/or voting instruction card or email notification you receive that has a unique control number to ensure that all shares you own are voted.

If you receive more than one proxy card for accounts that you believe could be combined because the registration is the same, contact our transfer agent (for registered shares) or your broker (for street shares) to request that the accounts be combined for future mailings.

Q:	What is householding?

A:

The company and its intermediaries may engage in “householding”, which refers to the process pursuant to which delivery requirements for proxy statements and notices may be satisfied with respect to two or more shareholders sharing the same address through the delivery of a single proxy statement or a single Internet Notice addressed to those shareholders, unless contrary instructions have been received. If your proxy materials are being householded and you would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy materials by contacting the General Counsel and Corporate Secretary at (224) 551-4160 or 510 Lake Cook Road, Suite 100, Deerfield, Illinois 60615.

Q:	Who pays for the solicitation of proxies?

A:

Caterpillar pays the cost of soliciting proxies on behalf of the Board. This solicitation is being made by mail and through the Internet, but also may be made by telephone or in person. We have hired Innisfree to assist in the solicitation. We will pay Innisfree a fee of $15,000 for these services and will reimburse their out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes. Proxies may also be solicited on behalf of the Board by directors, officers or employees of Caterpillar by telephone or in person, or by mail or through the Internet. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies.

Q:	Where can I find voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish the final results in a Form 8-K filed with the SEC within four business days after the Annual Meeting.

2018 Proxy Statement	| 63

ADMISSION AND TICKET REQUEST PROCEDURE

ADMISSION

Admission is limited to shareholders of record as of April 16, 2018 and one immediate family member, or one individual designated as a shareholder’s authorized proxy holder or one representative designated in writing to present a shareholder proposal. In each case, the individual must have an admission ticket and valid government issued photo identification to be admitted to the Annual Meeting. In addition, share ownership will be verified by one of the following methods:

REGISTERED SHAREHOLDERS	STREET NAME HOLDERS

Option A

●A copy of your proxy card or notice showing shareholder name and address

Option B

●Name(s) of shareholder,
●Address,
●Phone number, and
●Social security number or shareholder account ID; or

Also include:

●Name of immediate family member guest, if not a shareholder
●Name of authorized proxy representative, if applicable
●Address where tickets should be mailed and phone number

One of the following:

●A copy of your April brokerage account statement showing Caterpillar stock ownership as of April 16, 2018; or
●A letter from your broker, bank or other nominee verifying your ownership as of April 16, 2018; or
●A copy of your brokerage account voting instruction card showing shareholder name and address.

Also include:

●Name of immediate family member guest, if not a shareholder.
●Name of authorized proxy representative, if applicable.
●Address where tickets should be mailed and phone number.

TICKET REQUEST DEADLINE

Ticket requests must include all information specified in the applicable table above and be submitted in writing and received by Caterpillar on or before May 30, 2018. No requests will be processed after that date.

TO SUBMIT A REQUEST

Submit ticket requests by email to catshareservices@cat.com or by mail to Caterpillar Inc. c/o Corporate Secretary, 510 Lake Cook Road, Suite 100, Deerfield, IL 60015. Ticket requests by telephone will not be accepted.

AUTHORIZED PROXY REPRESENTATIVE

A shareholder may appoint a representative to attend the Annual Meeting and/or vote on his/her behalf. The admission ticket must be requested by the shareholder but will be issued in the name of the authorized representative. Individuals holding admission tickets that are not issued in their name will not be admitted to the Annual Meeting. The shareholder information specified above and a written proxy authorization must accompany the ticket request.

PROPONENT OF A SHAREHOLDER PROPOSAL

For each shareholder proposal included in this proxy statement, the shareholder sponsor should notify the Company in writing of the individual authorized to present the proposal on behalf of the shareholder at the Annual Meeting. One admission ticket will be issued for the designated representative.

MEDIA

Accredited members of the media must register with the Company prior to the Annual Meeting. To register, please contact Rachel Potts by phone (224-551-4135) or email (Potts_Rachel_A@cat.com).

ANALYSTS

Analysts must register with the Company prior to the Annual Meeting. To register, please contact Amy Campbell, Director of Investor Relations, by phone (309-675-4549) or email (catir@cat.com).

64 |	2018 Proxy Statement

X	Please mark your vote as in this example
The Board of Directors recommends a vote FOR all of the nominees for Director in Proposal 1, FOR Proposals 2 and 3
1.	Election of the following nominees as directors:
	Nominees:	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
	01. Kelly A. Ayotte	☐	☐	☐	07. Debra L. Reed	☐	☐	☐
	02. David L. Calhoun	☐	☐	☐	08. Edward B. Rust, Jr.	☐	☐	☐
	03. Daniel M. Dickinson	☐	☐	☐	09. Susan C. Schwab	☐	☐	☐
	04. Juan Gallardo	☐	☐	☐	10. D. James Umpleby III	☐	☐	☐
	05. Dennis A. Muilenburg	☐	☐	☐	11. Miles D. White	☐	☐	☐
	06. William A. Osborn	☐	☐	☐	12. Rayford Wilkins, Jr.	☐	☐	☐
		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
2.	Ratify the appointment of independent registered public accounting firm for 2018.	☐	☐	☐	3. Advisory vote to approve executive compensation.	☐	☐	☐
The Board of Directors recommends a vote AGAINST Proposals 4-6
		FOR	AGAINST	ABSTAIN
4.	Shareholder Proposal – Decrease percent of ownership required to call special shareholder meeting.	☐	☐	☐
5.	Shareholder Proposal – Amend the Company’s compensation clawback policy.	☐	☐	☐
6.	Shareholder Proposal – Require human rights qualifications for director nominees.	☐	☐	☐

DATE	2018

SIGNATURE

SIGNATURE
NOTE: Please sign exactly as name appears hereon. If more than one owner, each must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

YOUR VOTE IS IMPORTANT.

Please take a moment now to vote your shares of Caterpillar Inc.
common stock for the upcoming Annual Meeting of Shareholders.

YOU CAN VOTE TODAY USING ONE OF THE FOLLOWING METHODS:

Vote by Internet—Please access https://www.proxyvotenow.com/cat and follow the instructions on the screen. Please note you must type an “s” after “http”.

Mobile Device—Scan this QR code to vote with your mobile device.

Vote by Telephone—Please call toll-free at 1-866-257-2283 on a touch-tone telephone and follow the recorded instructions. Your vote will be confirmed and cast as you direct. (Telephone voting is available for residents of the U.S. and Canada only.)

Vote by Mail—Please complete, sign, date and return the proxy card in the envelope provided to: Caterpillar Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5156, New York, NY 10150-5156.

You may vote by telephone, mobile device or Internet 24 hours a day, 7 days a week.
Your telephone, mobile device or Internet vote authorizes the named proxies in the same manner as if you had marked, signed and returned a proxy card.

P R O X Y  A N D  V O T I N G  I N S T R U C T I O N

ANNUAL MEETING OF SHAREHOLDERS—JUNE 13, 2018

This proxy is solicited on behalf of the Board of Directors

At the Annual Meeting of Shareholders of Caterpillar Inc. (the “Company” or “Caterpillar”) on June 13, 2018, or at any adjournments thereof, the undersigned (i) hereby appoints Suzette M. LONG and Joni J. FUNK, and each of them, proxies with power of substitution to vote the common stock of the undersigned and/or (ii) with respect to Caterpillar or subsidiary employee benefit plans (“Plan(s)”) for which THE NORTHERN TRUST COMPANY or CIBC MELLON TRUST COMPANY each act as directed Trustee (the “Trustee” or “Trustees”) for the Plans’ Trusts, respectively, hereby directs the Trustee(s) to appoint Suzette M. LONG and Joni J. FUNK, and each of them, proxies with power of substitution to vote all shares of the Company’s stock credited to the accounts of the undersigned under any Plan(s) held under the Trusts at the close of business on April 16, 2018, as directed hereon on the following matters, and, in their discretion, on any other matters that may come before the meeting. For Plan participants, if the Trustees have not received directions from the undersigned by 8:00 a.m. Eastern Time, on June 11, 2018, the Trustees will vote the shares for which they do not receive instructions (“Undirected Shares”) in the same proportion that they votes shares for which they received timely instructions, unless the Trustee(s) determines that to do so would be contrary to law. Further, under the Plan(s), participants are “named fiduciaries” as defined under ERISA to the extent of their authority to direct the voting of the shares held in their accounts and the proportionate share of Undirected Shares in the Trust(s).

You are encouraged to specify your choices by marking the appropriate boxes. However, if you wish to vote in accordance with the Board of Directors’ recommendations, simply sign and return this card.

This Proxy, when properly executed, will be voted in the manner you have directed. If you return a signed proxy with no direction given, it will be voted in accordance with the Board of Directors’ recommendations.

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

PLEASE VOTE TODAY!

SEE REVERSE SIDE FOR FOUR EASY WAYS TO VOTE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 13, 2018: This Notice of Annual Meeting and Proxy Statement and the 2017 Form 10-K are available at www.eproxyaccess.com/cat2018.

ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to receive next year’s proxy materials via the Internet. To sign up for the optional service, visit https://www.proxyvotenow.com/cat.